Exhibit 10(a)

HARRIS CORPORATION RETIREMENT PLAN

(AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 2015)

Harris Corporation Retirement Plan

(Amended and Restated Effective October 1, 2015)

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(continued)

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(continued)

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ARTICLE 1

TITLE

The title of this Plan shall be the “Harris Corporation Retirement Plan.” This Plan is an amendment and restatement of the Plan in effect as of September 30, 2015. This amendment and restatement shall be effective as of October 1, 2015.

The rights and benefits of any Participant whose employment with all Employers and Affiliates terminates on or after October 1, 2015, and the rights and benefits of any Beneficiary of any such Participant, shall be determined solely by reference to the terms of the Plan as amended and restated herein, as such plan may be amended from time to time.

The Plan is designated as a “profit sharing plan” within the meaning of U.S. Treasury Regulation section 1.401-1(a)(2)(ii). In addition, the portion of the Plan invested in the Harris Stock Fund is designated as an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code and, as such, is designed to invest primarily in “qualifying employer securities” within the meaning of section 4975(e)(8) of the Code.

ARTICLE 2

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

Account. The aggregate of a Participant’s subaccounts described in Section 8.1 and such other subaccounts that may be established from time to time on behalf of a Participant, to be credited with contributions made by or on behalf of the Participant, adjusted for earnings and losses, and debited by distributions to and withdrawals of the Participant and expenses.

Administrative Committee. The Employee Benefits Committee of the Company or any successor thereto that is appointed pursuant to Section 13.1 to administer the Plan.

Reference herein to the Administrative Committee also shall include any person or entity to whom the Administrative Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.

Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

After-Tax Account. The subaccount established pursuant to Section 8.1 to which any after-tax contributions made for the benefit of a Participant pursuant to Section 5.1, and earnings and losses thereon, are credited.

Beneficiary. A person entitled under Section 9.7 to receive benefits in the event of the death of a Participant.

Board. The Board of Directors of the Company.

Break in Service. A period other than a period included in an Employee’s Service; provided, however, that a Break in Service shall not include a period of absence from employment not in excess of 24 consecutive months because of (a) the Employee’s pregnancy, (b) the birth of the Employee’s child, (c) the placement of a child with the Employee in connection with the Employee’s adoption of such child or (d) the need of the Employee to care for any such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, the immediately preceding sentence shall not apply unless the Employee timely furnishes to the Administrative Committee or its delegate such information as it may reasonably require to establish the reason for such absence and its duration.

CapRock Employee. An Eligible Employee of CapRock Communications, Inc. or a subsidiary thereof (including without limitation, CapRock Government Solutions, Inc.).

Change in Control. For the purposes hereof, a “Change in Control” shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on July 3, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 3, 2010, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however , that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

For the purposes of this definition of “Change in Control” the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

Code. The Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

Company. Harris Corporation, a Delaware corporation, and any successor thereto.

Compensation. The following items of remuneration which a Participant is paid for work or personal services performed for an Employer: (a) salary or wages, including lump sum merit increases; (b) commission paid pursuant to a sales incentive plan; (c) overtime premium, shift differential or additional compensation in lieu of overtime premium; (d) compensation in lieu of vacation; (e) any bonus or incentive compensation payable in the form of cash pursuant to an Employer’s Annual Incentive Plan, an Employer’s Performance Reward Plan, or other similar plan or award program adopted from time to time by an Employer; and (f) any differential wage payment (within the meaning of Section 3401(h)(2) of the Code) paid with respect to a period during which the Participant is performing service in the uniformed services while on active duty for more than 30 days; provided, however, that Compensation also shall include any remuneration which would have been paid to the Participant for work or personal services performed for an Employer but for the Participant’s election to have his or her compensation reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code or an arrangement providing qualified transportation fringes described in section 132(f) of the Code; provided further that the remuneration described in this paragraph shall be Compensation for purposes of the Plan only if it is paid on or before the later of (i) 2  1/2 months after the Participant’s severance from employment and (ii) the last day of the Plan Year during which the Participant’s severance from employment occurs (the “Timing Limitation”), except that the Timing Limitation shall not apply to payments to a Participant who does not perform services for an Employer at the time of payment by reason of Qualified Military Service to the extent that such payments do not exceed the amounts such Participant would have received if the Participant had continued to perform services for the Employer rather than entering Qualified Military Service.

Notwithstanding the foregoing, the following items also shall be excluded from “Compensation”: (1) any extraordinary compensation of a recurring or non-recurring nature, including one-time recognition awards and rewards under a referral program of an Employer; (2) any award made or amount paid pursuant to the Harris Corporation Equity Incentive Plan or any predecessor or successor thereto, including, but not limited to, performance shares, stock options, restricted stock, stock appreciation rights or other stock-based awards or dividend equivalents; (3) severance pay, separation pay, special retirement pay or parachute payments; (4) retention bonuses or completion bonuses, unless authorized by the Administrative Committee in a uniform and nondiscriminatory manner to be included in Compensation; (5) reimbursement or allowances with respect to expenses incurred in connection with employment, such as tax equalization, reimbursement for moving expenses, mileage or expense allowance or education expenses; (6) indirect compensation such as employer-paid group insurance premiums or contributions under this Plan or any other qualified employee benefit plan, other than contributions described in the immediately preceding paragraph or (7) payments under a nonqualified unfunded deferred compensation plan.

Notwithstanding any provision herein to the contrary, the Compensation of a Participant taken into account for any purpose under the Plan shall not exceed $265,000 (as adjusted pursuant to section 401(a)(17)(B) of the Code). In addition, in the Plan Year in which an Eligible Employee becomes a Participant, only Compensation received on or after the date he or she becomes a Participant shall be taken into account under the Plan. Finally, in no event shall Compensation for purposes of this Plan include any amount that is not “compensation” within the meaning of section 415(c)(3) of the Code and Treasury Regulation section 1.415(c)-2.

Compensation Committee. The Management Development and Compensation Committee of the Board (or such other committee of the Board as the Board may designate from time to time). Reference herein to the Compensation Committee also shall include any person or entity to whom the Compensation Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.

Designated Roth Account. The subaccount established pursuant to Section 8.1 to which any designated Roth contributions made for the benefit of a Participant pursuant to Section 4.1, and earnings and losses thereon, are credited.

Disability. A Participant’s total and permanent physical or mental disability, as evidenced by the Participant’s eligibility for disability benefits under Title II or Title XVI of the Federal Social Security Act. A Participant’s Disability shall be deemed to occur as of the effective date determined by the Social Security Administration.

Effective Date. The effective date of this amendment and restatement of the Plan, which, with respect to the Company and any other Employer as of September 30, 2015, shall, except as otherwise provided herein, be October 1, 2015 and, with respect to an entity that becomes an Employer on or after October 1, 2015, shall be the effective date as of which the Plan is adopted by such entity.

Eligible Employee. An Employee other than an Employee (a) the terms of whose employment are subject to a collective bargaining agreement which does not provide for the participation of such Employee in the Plan; (b) who does not receive any Compensation payable in United States dollars; (c) who is not treated as an Employee of an Employer on such

Employer’s payroll records (notwithstanding any determination by a court or administrative agency that such individual is an Employee); (d) who is not a United States citizen or a resident alien and who provides services in a location other than the United States or (e) who is eligible to participate in, or will be eligible to participate in after satisfaction of applicable age, service or entry date requirements, any other United States tax-qualified defined contribution plan sponsored or maintained by the Company or any of its subsidiaries. No individual who renders services for an Employer shall be an Eligible Employee if such individual renders services pursuant to an agreement or arrangement (written or oral) (1) that such services are to be rendered by the individual as an independent contractor; (2) with an entity, including a leasing organization, that is not an Employer or Affiliate or (3) that contains a waiver of participation in the Plan.

Eligible Profit Sharing Participant. For any Plan Year, a Participant who has completed a Year of Service on or prior to the last day of the applicable Plan Year and who is actively employed as an Eligible Employee on the last day of such Plan Year; (b) was actively employed as an Eligible Employee during such Plan Year but is not actively employed on the last day of such Plan Year due to Leave of Absence or a period of Qualified Military Service; or (c) was actively employed as an Eligible Employee during such Plan Year but terminated employment during such Plan Year (1) on or after the attainment of age 55, (2) due to death or Disability, (3) as a result of a Reduction in Force or (4) as a result of a transfer from employment with an Employer to employment with an Affiliate that is not an Employer.

Eligible Retirement Plan. Any of (i) an individual retirement account described in section 408(a) of the Code (including a Roth IRA described in section 408A of the Code), (ii) an individual retirement annuity described in section 408(b) of the Code (including a Roth IRA described in section 408A of the Code, and excluding any endowment contract), (iii) an employees’ trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, (iv) an annuity plan described in section 403(a) of the Code; (v) an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to account separately for amounts transferred into such plan and (vi) an annuity contract described in section 403(b) of the Code.

Employee. An individual whose relationship with an Employer is, under common law, that of an employee.

Employer. The Company or any other entity that, with the consent of the Compensation Committee, elects to participate in the Plan in the manner described in Section 14.1, including any successor entity that is substituted for an Employer pursuant to Section 14.4. If an Employer withdraws from participation in the Plan pursuant to Section 14.2, or terminates its participation in the Plan pursuant to Section 17.3, it shall thereupon cease to be an Employer. An entity automatically shall cease being an Employer as of the date it ceases to be an Affiliate, unless the Compensation Committee consents to such entity’s continued participation in the Plan.

ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and Regulations promulgated thereunder.

Finance Committee. The Finance Committee of the Board (or such other committee of the Board as the Board may designate from time to time). Reference herein to the Finance Committee also shall include any person or entity to whom the Finance Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.

Fiscal Year. The fiscal year of the Company.

Full-Time Employee. An Employee who regularly is scheduled by an Employer to work 30 or more hours per week and who is not designated on the payroll records of an Employer as a temporary employee, intern, or co-op employee.

Harris Stock. Common stock of the Company.

Harris Stock Fund. An investment option, the assets of which consist primarily of shares of Harris Stock.

Highly Compensated Employee. For a Plan Year, any Employee who (a) is a 5%-owner (as determined under section 416(i)(1) of the Code) at any time during the current Plan Year or the preceding Plan Year or (b) for the preceding Plan Year, was paid compensation in excess of $115,000 (as adjusted in accordance with section 414(q)(1)(B) of the Code) from an Employer or Affiliate and was a member of the “top-paid group” (as defined in section 414(q)(3) of the Code).

HITS Business Unit Employee. An Eligible Employee of Harris IT Services Corporation.

Hour of Service. Each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.

Investment Committee. The Investment Committee of the Company. Reference herein to the Investment Committee also shall include any person or entity to whom the Investment Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.

Leave of Absence. A period of interruption of the active employment of an Employee granted by an Employer or Predecessor Company with the understanding that the

Employee will return to active employment at the expiration of such period (or such extension thereof granted by the Employer or Predecessor Company). The term “Leave of Absence” does not include a period of Qualified Military Service.

Legacy Crucial Employee. A HITS Business Unit Employee who as of June 28, 2013 was an Employee of Crucial Security Inc. and who is designated by Harris IT Services Corporation as a “program support employee.”

Legacy HCS GS Employee. A HITS Business Unit Employee who as of December 28, 2013 was an Employee of the government solutions division of Harris Patriot Healthcare Solutions LLC and who is designated by Harris IT Services Corporation as a “program support employee.”

Legacy HTSC Employee. An Eligible Employee who as of June 30, 2007 (i) was an Employee of Harris Technical Services Corporation and (ii) was a Participant in the Plan.

Legacy MCS Employee. An Eligible Employee who as of July 1, 2011 was a MCS Employee.

Matching Account. The subaccount established pursuant to Section 8.1 to which any matching contributions made for the benefit of a Participant pursuant to Section 4.2, and earnings and losses thereon, are credited.

Matching Eligibility Requirement. The period of Service that a Participant must complete to permit the Participant to be eligible to receive matching contributions pursuant to Section 4.2. For a HITS Business Unit Employee who commenced employment with Harris IT Services Corporation prior to July 15, 2013, such period is six months. For (i) a HITS Business Unit Employee who commences employment with Harris IT Services Corporation on or after

July 15, 2013 and (ii) an Eligible Employee other than a HITS Business Unit Employee, such period is one Year of Service.

Maximum Contribution Percentage. The maximum percentage of a Participant’s Compensation (other than PRP Compensation) for a payroll period that may be contributed to the Plan pursuant to Section 5.1(a), as determined from time to time by the Administrative Committee. The Administrative Committee in its sole discretion may establish different Maximum Contribution Percentages with respect to Participants who are not Highly Compensated Employees for a given Plan Year and Participants who are Highly Compensated Employees for such Plan Year, and with respect to classes of Highly Compensated Employees for a given Plan Year.

Maximum Deferral Percentage. The maximum percentage of a Participant’s Compensation (other than PRP Compensation) for a payroll period that may be contributed to the Plan pursuant to Section 4.1(a), as determined from time to time by the Administrative Committee. The Administrative Committee in its sole discretion may establish different Maximum Deferral Percentages with respect to Participants who are not Highly Compensated Employees for a given Plan Year and Participants who are Highly Compensated Employees for such Plan Year, and with respect to classes of Highly Compensated Employees for a given Plan Year.

MCS Employee. An Eligible Employee of Maritime Communication Services, Inc. or a subsidiary thereof.

Participant. An Eligible Employee who has satisfied the requirements set forth in Section 3.1. An individual shall cease to be a Participant upon the complete distribution of his or her vested Account.

Plan. The plan herein set forth, as from time to time amended.

Plan Year. The calendar year.

Predecessor Company. Any entity (a) of which an Affiliate is a successor by reason of having acquired all or substantially all of its business and assets or (b) from which an Affiliate acquired a business formerly conducted by such entity; provided, however, that in the case of any such entity that continues to conduct a trade or business subsequent to the acquisition by an Affiliate referred in (a) or (b) above, the status of such entity as a Predecessor Company relates only to the period of time prior to the date of such acquisition.

Pre-Tax Account. The subaccount established pursuant to Section 8.1 to which any pre-tax contributions made for the benefit of a Participant pursuant to Section 4.1, and earnings and losses thereon, are credited.

Profit Sharing Account. The subaccount established pursuant to Section 8.1 to which any profit sharing contributions made for the benefit of a Participant pursuant to Section 4.3, and earnings and losses thereon, are credited.

PRP Compensation. Compensation payable to a Participant pursuant to an Employer’s Performance Reward Plan or any similar broad-based cash incentive plan, or any successor plan thereto.

QNEC Account. The subaccount established pursuant to Section 8.1 to which any “qualified nonelective contributions” within the meaning of section 401(m)(4)(C) of the Code made for the benefit of a Participant, and earnings and losses thereon, are credited.

Qualified Military Service. An individual’s service in the uniformed services (as defined in 38 U.S.C. § 4303) if such individual is entitled to reemployment rights under USERRA with respect to such service.

Reduction in Force. An involuntary or voluntary reduction in force, as defined in the Company’s Severance Pay Plan.

Regulations. Written regulations promulgated by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code.

Rollover Account. The subaccount established pursuant to Section 8.1 to which any rollover contributions made by a Participant pursuant to Section 5.2, and earnings and losses thereon, are credited.

Savings Account. The subaccount established pursuant to Section 8.1 to which any savings contributions under the Plan as in effect prior to July 1, 1983, and earnings and losses thereon, are credited.

Service. The aggregate of the periods during which an Employee is employed by an Employer and any periods of employment or service taken into account pursuant to Sections 11.3 and 11.4, subject to the following:

(a) An Employee shall be deemed to be employed by an Employer during (1) any period of absence from employment by an Employer that is of less than twelve months’ duration, (2) the first twelve months of any period of absence from employment by an Employer for any reason other than the Employee’s quitting, retiring, being discharged or death, and (3) any period of absence from employment by an Employer due to or necessitated by the Employee’s Qualified Military Service, provided that the Employee returns to the employ of an Employer within the period prescribed by USERRA.

(b) An Employee’s period of employment by an entity other than an Affiliate that becomes a Predecessor Company shall be included as Service only to the extent expressly provided in the documents effecting the acquisition or otherwise required by law.

(c) An Employee’s period of employment by an entity in which the Company owns less than 80% but more than 1% of the outstanding equity interest (a “joint venture”) shall be included as Service if (1) the Company or its delegate designates employment with the joint venture as eligible for service credit under the Plan; (2) such Employee was employed by an Affiliate prior to such Employee’s employment by the joint venture and was not employed by any person or entity other than an Affiliate (an “unrelated employer”) between such Employee’s employment by an Affiliate and the joint venture; and (3) such Employee returns to employment with an Affiliate following the Employee’s termination of employment with the joint venture without having been employed by an unrelated employer between such Employee’s employment by the joint venture and an Affiliate.

(d) Solely for purposes of determining the nonforfeitable portion of a Participant’s Account under Section 9.2(b), if an Employee (1) is terminated by an Employer or Affiliate in connection with a Reduction in Force and (2) has, as of the date of such termination, completed at least one Year of Service, the Service of the Employee shall include the first twelve months of absence from employment, effective as of the date of such termination of employment.

Service shall be computed in terms of completed years, completed months and completed days.

Spouse. A person who is legally married to a Participant under the laws of any domestic or foreign jurisdiction that has the legal authority to sanction marriages. For the avoidance of doubt, the term “Spouse” shall not include a person who, with a Participant, is in a domestic partnership, civil union or other similar formal relationship recognized by applicable law

Trust. The trust described in Section 7.1 and created by agreement between the Company and the Trustee.

Trust Fund. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust.

Trustee. The person or entity appointed by the Finance Committee and serving as trustee of the Trust or, if there is more than one such trustee acting at a particular time, all of such trustees collectively.

USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

Valuation Date. Each day on which the New York Stock Exchange is open for trading and any other day determined by the Administrative Committee.

Wage Determination Employee. An Eligible Employee performing services for Harris IT Services Corporation who is a non-exempt employee assigned to the GSA9/CDC Contract or the STATE-6 Contract.

Year of Service. A period of Service of 365 days.

ARTICLE 3

PARTICIPATION

Section 3.1. Eligibility for Participation. Each Eligible Employee who was a Participant immediately before the Effective Date shall continue to be a Participant as of the Effective Date. Each other Eligible Employee shall become a Participant on the day he or she first performs an Hour of Service.

Section 3.2. Election of Pre-Tax Contributions, Designated Roth Contributions and After-Tax Contributions. (a) Participant Election. A Participant who desires to make pre-tax contributions, designated Roth contributions or after-tax contributions to the Plan shall make an election, in accordance with procedures prescribed by the Administrative Committee, specifying the Participant’s chosen rate of such contributions. Such election shall authorize the Participant’s Employer to reduce the Participant’s Compensation by the amount of any such pre-tax contributions, shall authorize the Participant’s Employer to make regular payroll deductions of any such designated Roth contributions or after-tax contributions, and shall evidence the Participant’s acceptance and agreement to all provisions of the Plan. Any election made pursuant to this Section 3.2(a) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of such election and shall be effective as of the first payroll period commencing after the date on which the election is received, or such later date as may be administratively practicable; provided, however, that an election with respect to PRP Compensation shall be effective for the first payment of PRP Compensation following the election.

(b) Deemed Election for Full-Time Employees. A Participant who is a Full-Time Employee and who does not at the time and in the manner prescribed by the Administrative Committee elect otherwise (including for this purpose a reemployed Eligible Employee who is a Full-Time Employee and who does not elect otherwise following the Eligible Employee’s reemployment date) shall be deemed to have elected to make pre-tax contributions to the Plan each payroll period at the rate of 6% of the Participant’s Compensation (other than PRP Compensation) for such payroll period and to have authorized the Participant’s Employer to reduce his or her Compensation by the amount thereof. Any deemed election described in this

Section 3.2(b) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of the deemed election and shall be effective thirty (30) days following the date that the Participant first performs an Hour of Service, or as soon as administratively practicable thereafter. The deemed election described in this Section 3.2(b) shall not apply with respect to any deferral of PRP Compensation.

Section 3.3. Transfers to Affiliates. If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, such transfer shall not terminate the Participant’s participation in the Plan, and such Participant shall continue to participate in the Plan until an event occurs which would have entitled the Participant to a complete distribution of the Participant’s vested interest in his or her Account had the Participant continued to be employed by an Employer until the occurrence of such event. Notwithstanding the foregoing, a Participant shall not be entitled to make pre-tax contributions, designated Roth contributions, after-tax contributions or rollover contributions to the Plan, to receive under the Plan allocations of matching contributions or to receive under the Plan allocations of profit sharing contributions during any period of employment by an Affiliate that is not an Employer, and periods of employment by an Affiliate that is not an Employer shall be taken into account only to the extent set forth in Section 11.3. Payments that are received by a Participant from an Affiliate that is not an Employer shall not be treated as Compensation for any purpose under the Plan.

ARTICLE 4

PRE-TAX, DESIGNATED ROTH, MATCHING AND PROFIT SHARING CONTRIBUTIONS

Section 4.1. Pre-Tax Contributions and Designated Roth Contributions. (a) Initial Election. Subject to the limitations set forth in Article 6, each Employer shall make a pre-

tax contribution and/or a designated Roth contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer in an amount equal to a whole percentage of such Participant’s Compensation (other than PRP Compensation) for such payroll period as elected by the Participant pursuant to Section 3.2. The percentage of Compensation so designated by a Participant for a payroll period may not be less than 1% and may not be more than the Maximum Deferral Percentage with respect to such Participant. Notwithstanding the foregoing, the aggregate of a Participant’s pre-tax contributions and designated Roth contributions for a payroll period pursuant to this Section 4.1(a) and a Participant’s after-tax contributions for a payroll period pursuant to Section 5.1(a) may not exceed an amount equal to the Maximum Deferral Percentage with respect to such Participant.

(b) Changes in the Rate or Suspension of Pre-Tax Contributions and Designated Roth Contributions. A Participant’s pre-tax contributions and designated Roth contributions pursuant to Section 4.1(a) shall continue in effect at the rate elected by the Participant pursuant to Section 3.2 until the Participant changes or suspends such election. A Participant may change or suspend such election at such time and in such manner as may be prescribed by the Administrative Committee, provided that only the last change made by a Participant during a payroll period shall be effectuated. Such change or suspension shall be effective as of the first payroll period commencing after the date on which the change or suspension is received, or such later payroll period as may be administratively practicable. A Participant who has suspended pre-tax contributions or designated Roth contributions pursuant to this subsection may resume pre-tax contributions or designated Roth contributions by making an election at such time and in such manner as may be prescribed by the Administrative Committee.

(c) Performance Reward Plan Deferral Election. Subject to the limitations set forth in Article 6, a Participant may elect, in accordance with procedures prescribed by the Administrative Committee, to have his or her Employer make a pre-tax contribution on his or her behalf of PRP Compensation, if any. The percentage of PRP Compensation so elected by a Participant pursuant to this Section 4.1(c) shall be 0%, 50% or 100% (net of applicable tax withholding).

(d) Catch-Up Contributions. Each Participant who (i) is eligible to make pre-tax contributions or designated Roth contributions under the Plan and (ii) will attain age 50 before the end of the Plan Year shall be eligible to have pre-tax contributions and/or designated Roth contributions made on his or her behalf in addition to those described in Sections 4.1(a) and (c) (“catch-up contributions”). Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code and such other rules and limitations prescribed by the Administrative Committee from time to time; provided, however, that (i) the amount of catch-up contributions made on behalf of a Participant during a Plan Year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($6,000 for 2015) and (ii) the amount of catch-up contributions made on behalf of a Participant for a payroll period shall not exceed the percentage of the Participant’s Compensation that is established from time to time by the Administrative Committee. Catch-up contributions shall not be taken into account for purposes of Sections 6.1 and 6.3, and the Plan shall not be treated as failing to satisfy its provisions implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of catch-up contributions.

(e) Designation of Contributions as Pre-Tax Contributions or Designated Roth Contributions. Elections by Participants to commence, change, suspend or resume contributions under this Section 4.1 shall designate (i) the portion of such contributions that are to be pre-tax contributions excludable from the Participant’s gross income pursuant to section 402(g) of the Code and (ii) the portion of such contributions that are to be designated Roth contributions includable in the Participant’s gross income pursuant to section 402A of the Code. Such designations shall be irrevocable with respect to contributions made pursuant to such elections.

Section 4.2. Matching Contributions. (a) In General. Subject to the limitations set forth in Article 6, each Employer shall make a matching contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer, and who has satisfied the Matching Eligibility Requirement. The rate of matching contribution shall be as set forth in Section 4.2(b), (c), (d), (e) or (f), as applicable.

(b) Legacy Employees. The rate of matching contribution with respect to a Legacy HTSC Employee, a Legacy MCS Employee, a Legacy Crucial Employee or a Legacy HCS GS Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

(c) Wage Determination Employees. The rate of matching contribution with respect to a Wage Determination Employee shall equal 50% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to

Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 4% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

(d) HITS Business Unit Employees Other Than Legacy HTSC Employees, Legacy Crucial Employees, Legacy HCS GS Employees and Wage Determination Employees. The rate of matching contribution with respect to a HITS Business Unit Employee who is not a Legacy HTSC Employee, a Legacy Crucial Employee, a Legacy HCS GS Employee or a Wage Determination Employee shall equal 50% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

(e) CapRock Employees and MCS Employees Other than Legacy MCS Employees. The rate of matching contribution with respect to a CapRock Employee or a MCS Employee who is not a Legacy MCS Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 5% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

(f) Other Eligible Employees. The rate of matching contribution with respect to an Eligible Employee who is not a Legacy HTSC Employee, a Legacy MCS Employee, a Legacy Crucial Employee, a Legacy HCS GS Employee, a HITS Business Unit Employee, a CapRock Employee or a MCS Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

(g) Contributions Not Eligible for Match. Notwithstanding the foregoing, an Employer shall not make a matching contribution with respect to (i) any contribution to the Plan of PRP Compensation or (ii) any catch-up contribution made pursuant to Section 4.1(d).

Section 4.3. Profit Sharing Contributions. Subject to the limitations set forth in Article 6, each Plan Year the Employers in their discretion may make a profit sharing contribution to the Trust in such amount as the Employers in their discretion may determine. Such discretionary profit sharing contribution shall be allocated pursuant to Section 8.6 among Eligible Profit Sharing Participants for the Plan Year.

Section 4.4. Deposit of Contributions. An Employer shall deliver to the Trustee any pre-tax contributions and designated Roth contributions as soon as administratively practicable after the date such contributions otherwise would have been paid to the Participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the Participants. An Employer shall deliver to the Trustee any matching contributions concurrently with the delivery of the pre-tax contributions, designated Roth contributions or after-tax contributions to which such matching contributions relate. An Employer shall deliver to the Trustee any profit sharing contribution for a Plan Year no later than the date prescribed by the Code, including any authorized extensions thereof, for filing such Employer’s federal income tax return for the Fiscal Year which ends within or with such Plan Year.

Section 4.5. Form of Contributions. Subject to Section 7.2(b) with respect to contributions invested in the Harris Stock Fund, pre-tax contributions, designated Roth contributions, matching contributions and profit sharing contributions shall be contributed to the Plan in cash.

ARTICLE 5

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

Section 5.1. After-Tax Contributions. (a) Initial Election. Subject to the limitations set forth in Article 6, each Participant may elect in accordance with Section 3.2 to make an after-tax contribution of Compensation (other than PRP Compensation) for each payroll period by payroll deduction. After-tax contributions of PRP Compensation are not permitted under the Plan. The percentage of Compensation so designated for a payroll period shall be a whole percentage not less than 1% and not more than the Maximum Contribution Percentage with respect to such Participant. Notwithstanding the foregoing, the aggregate of a Participant’s pre-tax contributions and designated Roth contributions for a payroll period pursuant to Section 4.1(a) and a Participant’s after-tax contributions for a payroll period pursuant to this Section 5.1(a) may not exceed an amount equal to the Maximum Contribution Percentage with respect to such Participant. An Employer shall deliver to the Trustee any after-tax contributions as soon as administratively practicable after the date such contributions otherwise would have been paid to the Participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the Participants.

(b) Changes in the Rate or Suspension of After-Tax Contributions. A Participant’s after-tax contributions pursuant to Section 5.1(a) shall continue in effect at the rate elected by the Participant pursuant to Section 3.2 until the Participant changes or suspends such election. A Participant may change or suspend such election at such time and in such manner as may be prescribed by the Administrative Committee, provided that only the last change made by a Participant during a payroll period shall be effectuated. Such change or suspension shall be effective as of the first payroll period commencing after the date on which the change or suspension is received, or such later payroll period as may be administratively practicable. A Participant who has suspended after-tax contributions pursuant to this subsection may resume after-tax contributions by making an election at such time and in such manner as may be prescribed by the Administrative Committee.

(c) Form of Contributions. Subject to Section 7.2(b) with respect to contributions invested in the Harris Stock Fund, after-tax contributions shall be contributed to the Plan in cash.

Section 5.2. Rollover Contributions. (a) Requirements for Rollover Contributions. If a Participant receives an “eligible rollover distribution” (within the meaning of section 402(c)(4) of the Code) from an Eligible Retirement Plan, then such Participant may contribute to the Plan an amount that does not exceed the amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution). A rollover contribution may be in the form of cash or, with the consent of the Administrative Committee or its delegate, a promissory note evidencing an outstanding loan balance.

(b) Delivery of Rollover Contributions. Any rollover contribution made pursuant to this Section shall be delivered by the Participant to the Trustee on or before the 60th day after the day on which the Participant receives the distribution (or on or before such later date as may be prescribed by law) or shall be transferred to the Trustee on behalf of the Participant directly from the trust from which the eligible rollover distribution is made. Any such contribution must be accompanied by any information or documentation in connection therewith requested by the Administrative Committee or the Trustee. Notwithstanding the foregoing, the Administrative Committee shall not permit a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations.

ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS

Section 6.1. Annual Limit on Pre-Tax Contributions and Designated Roth Contributions. (a) General Rule. Notwithstanding the provisions of Section 4.1, the aggregate of pre-tax contributions and designated Roth contributions made on behalf of a Participant for any calendar year pursuant to such Section and pursuant to any other plan or arrangement described in section 401(k) of the Code which is maintained by an Employer or Affiliate shall not exceed the dollar limitation in effect for such calendar year under section 402(g) of the Code, except to the extent permitted under Section 4.1(d) of the Plan and section 414(v) of the Code with respect to “catch-up contributions.”

(b) Excess Pre-Tax Contributions and Designated Roth Contributions.

(1) Characterization as After-Tax Contributions. Except to the extent set forth in Section 4.1(d) of the Plan and section 414(v) of the Code with respect to “catch-up contributions,” if for any calendar year the pre-tax contributions and designated Roth contributions to the Plan reach the limit imposed by subsection (a) of this Section for such calendar year, any contributions under the Plan during the calendar year that exceed such limit shall be characterized as after-tax contributions. The Participant for whom any contributions are recharacterized as after-tax contributions pursuant to this paragraph shall designate the extent to which the contributions to be recharacterized shall be pre-tax contributions or designated Roth contributions (but only up to the extent that such types of contributions were made by the Participant to the Plan for the Plan Year) and, in the event that any such designation is not made or is incomplete, the Participant’s pre-tax contributions shall be recharacterized up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that the Participant’s contributions to be recharacterized exceed such pre-tax contributions, the Participant’s designated Roth contributions made to the Plan for the Plan Year shall be recharacterized.

(2) Distribution. Notwithstanding the foregoing, and except to the extent set forth in Section 4.1(d) of the Plan and section 414(v) of the Code with respect to “catch-up contributions,” if for any calendar year the aggregate of the pre-tax contributions and the designated Roth contributions to the Plan plus elective deferrals contributed under other plans or arrangements described in section 401(k), 403(b), 408(k) or 408(p) of the Code for the Participant exceed the limit imposed by subsection (a) of this Section for such calendar year and are not characterized as after-tax contributions, because of the limitation set forth in Section 5.1 on the amount of after-tax contributions that may be made to the Plan or otherwise, such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Administrative Committee, be allowed to submit a written request that the excess deferrals, plus any income and minus any loss allocable thereto, be distributed to the Participant. The amount of any income or loss allocable to such excess deferrals shall be determined pursuant to Regulations. Such amount of excess deferrals, as adjusted for income or loss, shall be distributed to the Participant no later than April 15 following the calendar year for which such contributions were made. Any excess deferrals that are distributed in accordance with this subsection (b)(2) shall not be treated as “annual additions” for purposes of Section 6.3. The amount of excess deferrals that may be distributed under this subsection (b)(2) with respect to a Participant for a calendar year shall be reduced by any amounts previously distributed pursuant to Section 6.2(d)(1) with respect to such Participant for such year. The Participant to whom any excess deferrals are distributed pursuant to this paragraph shall designate the extent to which such distributed excess deferrals are treated as pre-tax contributions or designated Roth contributions (but only up to the extent that such types of contributions were made by the Participant to the Plan for the Plan Year) and, in the event that any such designation is not made or is incomplete, such distributed excess deferrals shall be treated as pre-tax contributions up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that such distributed excess deferrals exceed such pre-tax contributions, such excess deferrals shall be treated as distributions of designated Roth contributions made to the Plan for the Plan Year. Any matching contributions attributable to excess deferrals that are distributed pursuant to this Section 6.1(b), as adjusted for income or loss, shall be forfeited.

Section 6.2. Limits on Contributions for Highly Compensated Employees.

(a) Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Section 4.1, if the pre-tax contributions and designated Roth contributions made pursuant to Section 4.1 for a Plan Year fail, or in the judgment of the Administrative Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(d)(1) shall be made. Any pre-tax contributions or designated Roth contributions which are “catch-up contributions” described in Section 4.1(d) shall not be considered to be pre-tax contributions or designated Roth contributions for purposes of determining whether the tests set forth in paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 6.2(d)(1).

(1) The HCE average deferral percentage for such year does not exceed the product of the NHCE average deferral percentage for such year and 1.25.

(2) The HCE average deferral percentage for such year (i) does not exceed the NHCE average deferral percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average deferral percentage for such year and 2.0.

(b) Actual Contribution Percentage Test Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Sections 4.2 and 5.1, if the aggregate of the matching contributions made pursuant to Section 4.2 and the after-tax contributions made pursuant to Section 5.1 for a Plan Year fail, or in the judgment of the Administrative Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(d)(2) shall be made.

(1) The HCE average contribution percentage for such year does not exceed the product of the NHCE average contribution percentage for such year and 1.25.

(2) The HCE average contribution percentage for such year (i) does not exceed the NHCE average contribution percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average contribution percentage for such year and 2.0.

(c) Definitions and Special Rules. For purposes of this Section, the following definitions and special rules shall apply:

(1) The “actual deferral percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to pre-tax contributions and designated Roth contributions. The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

(2) The “HCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make pre-tax contributions or designated Roth contributions for the current Plan Year and who are Highly Compensated Employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the employer contributions for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee. For this purpose, “employer contributions” shall mean pre-tax contributions and designated Roth contributions (including excess deferrals), but excluding any pre-tax contributions and designated Roth contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such contributions).

(3) The “NHCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make pre-tax contributions or designated Roth contributions for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the employer contributions for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee. For this purpose, “employer contributions” shall mean pre-tax contributions and designated Roth contributions (including excess deferrals), but excluding (i) excess deferrals that arise solely from pre-tax contributions and designated Roth contributions made under this Plan or other plans maintained by the Employers and Affiliates and (ii) any pre-tax contributions and designated Roth contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such pre-tax contributions and designated Roth contributions). Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation §1.401(k)-2(c)(4)(iii)(A)), the “NHCE average deferral percentage” for such Plan Year shall be determined in accordance with Treasury Regulation §1.401(k)-2(c)(4).

(4) The “actual contribution percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to matching contributions and after-tax contributions. The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

(5) The “HCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to have matching contributions, after-tax contributions, or in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for their benefit for the current Plan Year and who are Highly Compensated Employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the matching contributions, after-tax contributions and, in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee.

(6) The “NHCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to have matching contributions, after-tax contributions, or in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for their benefit for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the matching contributions, after-tax contributions and, in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee. Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation §1.401(m)-2(c)(4)(iii)(A)), the “NHCE average contribution percentage” for such Plan Year shall be determined in accordance with Treasury Regulation §1.401(m)-2(c)(4).

(7) The term “compensation” shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Administrative Committee, any other meaning in accordance with the Code for these purposes. In any event, the term “compensation” shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).

(8) If the Plan and one or more other plans of an Employer to which pre-tax contributions, designated Roth contributions, matching contributions or employee contributions (as such terms are defined for purposes of section 401(m) of the Code), or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code), are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a Highly Compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.

(d) Adjustments to Comply with Limits.

(1) Adjustments to Comply with Actual Deferral Percentage Test. The Administrative Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test will be satisfied during a Plan Year, and, if it appears to the

Administrative Committee that such test will not be satisfied, the Administrative Committee shall take such steps as it deems necessary or appropriate to adjust the pre-tax contributions and designated Roth contributions made pursuant to Section 4.1 for all or a portion of the remainder of such Plan Year for the benefit of some or all of the Highly Compensated Employees to the extent necessary in order for the actual deferral percentage test to be satisfied. If, after the end of the Plan Year, the Administrative Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Administrative Committee shall calculate a total amount by which pre-tax contributions and designated Roth contributions must be reduced in order to satisfy such test in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”). The amount of pre-tax contributions and designated Roth contributions to be reduced for each Participant who is a Highly Compensated Employee shall be determined by first reducing the pre-tax contributions and designated Roth contributions of each Participant whose actual dollar amount of pre-tax contributions and designated Roth contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of pre-tax contributions and designated Roth contributions made for such Plan Year on behalf of any Highly Compensated Employee or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the pre-tax contributions and designated Roth contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of pre-tax contributions and designated Roth contributions for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. The portion of a Participant’s pre-tax contributions and designated Roth contributions to be reduced in accordance with this Section 6.2(d)(1) shall be recharacterized as an after-tax contribution, and the Participant shall be notified of such recharacterization and the tax consequences thereof no later than 2 1/2 months after the end of the Plan Year. The amount of a Participant’s pre-tax contributions and designated Roth contributions to be reduced in accordance with this Section shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 6.1 in order to comply with the limitations of section 402(g) of the Code. The amount of any income or loss allocable to any such reductions shall be determined pursuant to the applicable Regulations promulgated by the U.S. Treasury Department. The Participant for whom any contributions are recharacterized as after-tax contributions pursuant to this paragraph shall designate the extent to which the contributions to be recharacterized contributions shall be pre-tax contributions or designated Roth contributions (but only up to the extent that such types of contributions were made by the Participant to the Plan for the Plan Year) and, in the event that any such designation is not made or is incomplete, the Participant’s pre-tax contributions shall be recharacterized up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that the

Participant’s excess contributions exceed such pre-tax contributions, the Participant’s designated Roth contributions made to the Plan for the Plan Year shall be recharacterized.

(2) Adjustments to Comply with Actual Contribution Percentage Test. The Administrative Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the average contribution percentage test will be satisfied during a Plan Year, and, if it appears to the Administrative Committee that such test will not be satisfied, the Administrative Committee shall take such steps as it deems necessary or appropriate to adjust the matching contributions and the after-tax contributions made pursuant to Section 4.2 and 5.1, respectively, for all or a portion of the remainder of such Plan Year on behalf of some or all of the Highly Compensated Employees to the extent necessary in order for the average contribution percentage test to be satisfied. If the Administrative Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the average contribution percentage test was or will not satisfied, the Administrative Committee shall, in its discretion, (1) allocate a qualified nonelective contribution pursuant to Section 6.2(e) or (2) reduce the matching contributions and after-tax contributions made on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of matching contributions and after-tax contributions for such Plan Year is the highest in the same manner described in subparagraph (1) of this paragraph to the extent necessary to comply with the average contribution percentage test. The reduction described in the preceding sentence shall be made first with respect to a Participant’s after-tax contributions in excess of six percent of Compensation, second with respect to any remaining after-tax contributions and any matching contributions attributable thereto, and third with respect to any other matching contributions. With respect to contributions to be so reduced, no later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Administrative Committee shall cause to be distributed to each such Participant the amount of such reductions made with respect to vested matching contributions to which such Participant would be entitled under the Plan if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or on the date of the Participant’s actual termination of employment, if earlier) and with respect to after-tax contributions (plus any income and minus any loss allocable thereto), and any remaining amount of such reductions (plus any income and minus any loss allocable thereto) shall be forfeited. Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 9.2(b). The amount of any such income or loss allocable to any such reduction to be so distributed or forfeited shall be determined pursuant to applicable Regulations promulgated by the U.S. Treasury Department.

(e) Qualified Nonelective Contributions. Subject to the limitations set forth in Sections 6.3 and 6.4, and to the extent permitted by Regulations or other pronouncements of the Internal Revenue Service, for purposes of satisfying the actual contribution percentage test set forth in Section 6.2(b), the Employers may contribute for a Plan Year such amount, if any, as may be designated as a “qualified nonelective contribution” within the meaning of section 401(m)(4)(C) of the Code. Any such qualified nonelective contribution to the Plan must be contributed no later than the last day of the Plan Year immediately following the Plan Year to which it relates. Any such qualified nonelective contribution to the Plan shall be allocated to the Accounts of those Participants who are not Highly Compensated Employees for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the last day of the Plan Year with respect to which such qualified nonelective contribution is made, beginning with the Participant with the lowest Compensation for such Plan Year and allocating the maximum amount that may be taken into account under Treasury Regulation §1.401(m)-2(a)(6)(v) (and that is permissible under Section 6.3) before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest Compensation for the Plan Year.

Section 6.3. Maximum Annual Additions under Section 415 of the Code. Notwithstanding any other provision of the Plan, the amounts allocated to the Account of each Participant for any limitation year shall be limited so that the aggregate annual additions for such year to the Participant’s Account and to the Participant’s accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of:

(i)	$53,000 (as adjusted pursuant to section 415(d) of the Code); and

(ii)	100% of the Participant’s compensation for such limitation year (or such other percentage of compensation set forth in section 415(c) of the Code).

The “annual additions” to a Participant’s Account and to the Participant’s account in any other defined contribution plan maintained by an employer is the sum for such limitation year of:

(a) the amount of employer contributions (including pre-tax contributions and designated Roth contributions) allocated to the Participant’s account, excluding, however, (X) pre-tax contributions and designated Roth contributions that are “catch-up contributions” made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and (Z) restorative payments (within the meaning of Treasury Regulation section 1.415(c)-1(b)(2)(ii)(C)),

(b) the amount of forfeitures allocated to the Participant’s account,

(c) the amount of contributions by the Participant to any such plan, but excluding any rollover contributions or loan repayments,

(d) the amount allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(l) of the Code) or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code, and

(e) the amount of mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code.

For purposes of this Section, the “limitation year” shall be the Plan Year, the term “compensation” shall have the meaning set forth in Treasury Regulation section 1.415(c)-2(d)(4), the term “defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2), and a Participant’s employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Participant’s employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Participant’s employer or such entities.

Section 6.4. Other Limitations on Employer Contributions. The contributions of the Employers for a Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employers for federal income tax purposes for the fiscal year of such Employers that ends within or with such Plan Year.

Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

ARTICLE 7

TRUST AND INVESTMENT FUNDS

Section 7.1. Trust. A Trust shall be created by the execution of a trust agreement between the Company (acting on behalf of the Employers) and the Trustee. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Administrative Committee directs in accordance with the Plan.

Section 7.2. Investments. (a) In General. The Investment Committee shall establish an investment policy for the Plan. The Investment Committee shall cause the Trustee to establish and maintain three or more separate investment funds exclusively for the collective investment and reinvestment as directed by Participants of amounts credited to their Accounts. Additional investment funds may be established as determined by the Investment Committee from time to time in its sole discretion. The Investment Committee, in its sole discretion, may appoint investment managers to provide services in connection with the investment funds established under the Plan.

(b) Harris Stock Fund. In addition to the investment funds established at the direction of the Investment Committee pursuant to Section 7.2(a), the Trustee shall establish and maintain a Harris Stock Fund. The assets of the Harris Stock Fund shall be invested primarily in shares of Harris Stock. The assets of the Harris Stock Fund also may be invested in short-term liquid investments. Each Participant’s interest in the Harris Stock Fund shall be represented by units of participation, and each such unit shall represent a proportionate interest in all the assets of such fund. Amounts invested in the Harris Stock Fund generally shall be contributed in cash; provided, however, that the Company, in its discretion, may contribute such amounts in shares of Harris Stock. The Trustee is authorized to purchase shares of Harris Stock on the open market. Except as permitted by Section 401(a)(35) of the Code, restrictions (either direct or indirect) or conditions will not be imposed on investment in the Harris Stock Fund if such restrictions or conditions are not imposed on investment in the other investment funds available under the Plan.

ARTICLE 8

PARTICIPANT ACCOUNTS

AND INVESTMENT ELECTIONS

Section 8.1. Participant Accounts. The Administrative Committee shall establish and maintain, or cause the Trustee or such other agent as the Administrative Committee may select to establish and maintain, a separate Account for each Participant. Such Account shall be solely for accounting purposes, and no segregation of assets of the Trust Fund among the separate Accounts shall be required. Each Account shall consist of the following subaccounts (and such other subaccounts as may be established by or at the direction of the Administrative Committee from time to time):

(a) if pre-tax contributions have been made for the benefit of a Participant pursuant to Section 4.1, a Pre-Tax Account to which shall be credited such amounts and subsequent earnings and losses thereon;

(b) if designated Roth contributions have been made for the benefit of a Participant pursuant to Section 4.1, a Designated Roth Account to which shall be credited such amounts and subsequent earnings and losses thereon;

(c) if matching contributions have been made for the benefit of a Participant pursuant to Section 4.2, a Matching Account to which shall be credited such amounts and subsequent earnings and losses thereon;

(d) if profit sharing contributions have been made for the benefit of a Participant pursuant to Section 4.3, a Profit Sharing Account to which shall be credited such amounts and subsequent earnings and losses thereon;

(e) if after-tax contributions have been made by a Participant pursuant to Section 5.1, an After-Tax Account to which shall be credited such amounts and subsequent earnings and losses thereon;

(f) if a rollover contribution has been made by a Participant pursuant to Section 5.2, a Rollover Account to which shall be credited such amount and subsequent earnings and losses thereon;

(g) if applicable, a Savings Account to which shall be credited a Participant’s savings contributions under the Plan as in effect prior to July 1, 1983, and subsequent earnings and losses thereon; and

(h) if applicable, a QNEC Account to which shall be credited “qualified nonelective contributions” (within the meaning of section 401(m)(4)(C) of the Code) made for the benefit of a Participant, and subsequent earnings and losses thereon.

The Administrative Committee shall establish and maintain, or cause the Trustee or such other agent as the Administrative Committee may select to establish and maintain, investment subaccounts with respect to each investment fund described in Section 7.2 to which amounts contributed under the Plan shall be credited according to each Participant’s investment elections pursuant to Section 8.2. All such investment subaccounts shall be solely for accounting purposes, and there shall be no segregation of assets within the investment funds among the separate investment subaccounts.

Section 8.2. Investment Elections. (a) Initial Election. Each Participant shall make, in the manner prescribed by the Administrative Committee, an investment election that shall apply to the investment of contributions made for a Participant’s benefit and any earnings on such contributions, subject to such limitations set forth herein or imposed by the Administrative Committee from time to time. Such election shall specify that such contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2, or (ii) divided among two or more of such funds in increments of 1% (or such larger percentage established by the Administrative Committee from time to time). During any period in which no direction as to the investment of a Participant’s Account is on file with the Administrative Committee (a “Default Period”), contributions made for a Participant’s benefit shall be invested in an age-appropriate LifeCycle Fund (or, if the Employers have no record of the Participant’s age, in the Balanced Fund until such Participant’s age can be determined, at which time all such contributions made for such Participant’s benefit during the Default Period shall be transferred to an age-appropriate LifeCycle Fund).

(b) Change of Election. A Participant may change his or her investment election as of any Valuation Date, subject to such limitations as the Administrative Committee from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund). A Participant’s investment election change shall be limited to the investment funds then maintained by the Trustee pursuant to Section 7.2. A change in investment election made pursuant to this Section shall apply to a Participant’s existing Account or contributions made for the benefit of the Participant after such change, or both. Any such change shall specify that such Account or contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2 or (ii) divided among two or more of such funds in increments of 1% (or such larger percentage established by the Administrative Committee from time to time) or, solely with respect to a Participant’s existing Account, in fixed dollar amounts. A Participant’s change of investment election must be made in the manner prescribed by the Administrative Committee. The Administrative Committee shall prescribe rules regarding the time by which such an election must be made in order to be effective for a particular Valuation Date.

(c) Special Rules Concerning the Harris Stock Fund. Notwithstanding any provision of the Plan to the contrary, (i) a Participant may not elect to invest in the Harris Stock Fund more than 20% of the aggregate contributions newly made for his or her benefit and (ii) a Participant may not transfer any portion of the Participant’s existing Account from investment in funds other than the Harris Stock Fund to investment in the Harris Stock Fund if such transfer would cause more than 20% of the Participant’s existing Account to be invested in the Harris Stock Fund.

(d) ERISA Section 404(c) Plan. The Plan is intended to meet the requirements of section 404(c) of ERISA and the Regulations thereunder, and the provisions of the Plan shall be construed and interpreted to meet such requirements.

Section 8.3. Valuation of Funds and Plan Accounts. The value of an investment fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund on such Valuation Date as determined by the Trustee, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee’s determination of market value shall be binding and conclusive upon all parties. The value of a

Participant’s Account as of any Valuation Date shall be the sum of the values of his or her investment subaccounts in each of the subaccounts listed in Section 8.1.

Section 8.4. Valuation of Units within the Harris Stock Fund. As soon as practicable after the close of business on each Valuation Date, the Trustee shall determine the value of the Harris Stock Fund on such Valuation Date in the manner prescribed in Section 8.3, and the value so determined shall be divided by the total number of Harris Stock Fund participating units allocated to the investment subaccounts of Participants. The resulting quotient shall be the value of a participating unit in the Harris Stock Fund as of such Valuation Date and shall constitute the “price” of a participating unit as of such Valuation Date. Participating units shall be credited, at the price so determined, to the investment subaccounts of Participants with respect to moneys contributed or transferred to such investment subaccounts on their behalf on such Valuation Date. The price of such participating units shall be debited to the investment subaccounts of Participants with respect to moneys divested from such investment subaccounts on their behalf on such Valuation Date. The value of all participating units credited to Participants’ investment subaccounts shall be redetermined in a similar manner as of each Valuation Date.

Section 8.5. Allocation of Contributions Other than Profit Sharing Contributions. Any pre-tax contribution, designated Roth contribution, matching contribution, after-tax contribution, rollover contribution or qualified nonelective contribution shall be allocated to the Pre-Tax Account, Designated Roth Account, Matching Account, After-Tax Account, Rollover Account or QNEC Account, as applicable, of the Participant for whom such contribution is made on or as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee. Notwithstanding any provision of this Article 8 to the contrary, any Designated Roth Account shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under section 402A of the Code.

Section 8.6. Allocation of Profit Sharing Contributions. Any profit sharing contribution made by the Employers pursuant to Section 4.3 for a Plan Year shall be allocated among the Eligible Profit Sharing Participants in the proportion that the Compensation of each Eligible Profit Sharing Participant for such Plan Year bears to the total Compensation of all Eligible Profit Sharing Participants for such Plan Year; provided, however, that in the Plan Year during which a Participant becomes an Eligible Profit Sharing Participant, only Compensation received on or after the date he or she becomes an Eligible Profit Sharing Participant shall be taken into account for purposes of this Section 8.6. Any such contribution shall be allocated to the Profit Sharing Accounts of Eligible Profit Sharing Participants as of the last day of the Plan Year but credited as of the Valuation Date coinciding with or next following the date on which the profit sharing contribution is delivered to the Trustee.

Section 8.7. Correction of Error. If it comes to the attention of the Administrative Committee that an error has been made in any of the allocations prescribed by this Article 8, appropriate adjustment shall be made to the Accounts of all Participants and Beneficiaries that are affected by such error, except that, unless otherwise required by law, no adjustment need be made with respect to any Participant or Beneficiary whose Account has been distributed in full prior to the discovery of such error.

ARTICLE 9

WITHDRAWALS AND DISTRIBUTIONS

Section 9.1. Withdrawals Prior to Termination of Employment. (a) Withdrawals from After-Tax Account and Savings Account. As of any Valuation Date, a

Participant may withdraw all or any portion of his or her After-Tax Account or Savings Account; provided, however, that (i) only one such withdrawal may be made in any three-month period; (ii) such withdrawal shall be in the form of a lump sum payment; (iii) a Participant may not withdraw any amount from his or her Savings Account until the entire balance of his or her After-Tax Account has been withdrawn; and (iv) a Participant’s election under the Plan to make after-tax contributions, if any, shall be suspended, and no after-tax contributions or matching contributions attributable to after-tax contributions shall be allocated to the Participant’s Account, for a period of three months after the date of such withdrawal from the Participant’s After-Tax Account. At the expiration of such three-month suspension period, unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative Committee, after-tax contributions to the Plan by the Participant automatically shall resume at the same rate as in effect immediately prior to such suspension.

(b) Hardship Withdrawals. Subject to the provisions of this subsection, a Participant who has taken all loans currently available to the Participant under Article 10 and under all other plans of the Employers and Affiliates, has taken all withdrawals (other than hardship withdrawals) currently available to the Participant under this Section 9.1, under Section 9.11 and under all other plans of the Employers and Affiliates and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of his or her (i) pre-tax contributions, (ii) designated Roth contributions and (iii) vested Profit Sharing Account (excluding any portion of such Profit Sharing Account attributable to dividends paid on or after May 20, 2010 with respect to an investment in the Harris Stock Fund).

(1) The amount of such withdrawal shall not exceed the amount needed to satisfy the financial hardship, including amounts necessary to pay any federal, state or local taxes or any penalties reasonably anticipated to result from the hardship withdrawal. The determination of the existence of a financial hardship and the amount required to be distributed to satisfy such hardship shall be made in a non-discriminatory and objective manner. A financial hardship shall be deemed to exist if and only if the Participant certifies that the financial need is on account of:

(i)	expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)	payment of tuition, room and board and related educational fees for up to the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children or dependents (as defined in section 152 of the Code, and without regard to section 152(b)(1), (b)(2) and (d)(1)(B));

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure of the mortgage on that residence;

(v)	payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, and without regard to section 152(d)(1)(B));

(vi)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii)	the occurrence of any other event determined by the Commissioner of Internal Revenue pursuant to Treasury Regulation section 1.401(k)-1(d)(3)(v).

(2) The Participant shall be required to submit any supporting documentation as may be requested by the Administrative Committee.

(3) Any hardship withdrawal pursuant to this Section 9.1(b) shall be in the form of a lump sum payment.

(4) A Participant may receive a hardship withdrawal pursuant to this Section 9.1(b) no more than once during any six-month period.

(5) Amounts distributed to a Participant pursuant to this Section 9.1(b) shall be withdrawn first from the Participant’s pre-tax contributions, second from the vested portion of the Participant’s Profit Sharing Account and third from the Participant’s designated Roth contributions, and shall not be taken from the next source until the previous source has been depleted.

(6) Notwithstanding any provision of the Plan to the contrary, a Participant who receives a hardship withdrawal hereunder shall be prohibited from making any pre-tax contributions, designated Roth contributions or after-tax contributions under Section 4.1 or Section 5.1, respectively, and under all other plans of the Employers and Affiliates until the first payroll period commencing coincident with or next following the date which is six months after the date the hardship withdrawal was made (or such earlier date as may be permitted by applicable Regulations). Unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative Committee, following the period of suspension of the Participant’s contributions prescribed by this Section 9.1(b)(6), contributions to the Plan by the Participant automatically shall resume in the same form and at the same rate as in effect immediately prior to such suspension.

(7) For purposes of this Section 9.1(b), “all other plans of the Employers and Affiliates” shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans and such other plans as may be designated under Regulations, but shall not include health and welfare plans and the mandatory employee contribution portion of a defined benefit plan.

(c) Withdrawals On or After Age 59 1/2. As of any Valuation Date, a Participant who has attained age 59 1/2 may withdraw all or any portion of his or her vested Account. A withdrawal made pursuant to this Section 9.1(c) shall be made at the Participant’s election in any form of payment provided under Section 9.3(c).

(d) Withdrawals from Rollover Account. As of any Valuation Date, a Participant may withdraw all or any portion of his or her Rollover Account. Any withdrawal pursuant to this Section 9.1(d) shall be in the form of a lump sum payment.

(e) Military Leave Withdrawals. As of any Valuation Date, a Participant who is performing service in the uniformed services (as described in Section 3401(h)(2)(A) of the Code) while on active duty for more than 30 days may withdraw all or any portion of the Participant’s Account attributable to pre-tax contributions and designated Roth contributions. Any withdrawal pursuant to this Section 9.1(e) shall be in the form of a lump sum payment. A Participant who receives such a withdrawal shall be prohibited from making any pre-tax contributions or designated Roth contributions under Section 4.1 or after-tax contributions under Section 5.1 until the first payroll period commencing coincident with or next following the date which is six months after the date such withdrawal was made (or such earlier date as may be permitted by applicable Regulations). Unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative Committee, following the period of suspension of the Participant’s contributions prescribed by this Section 9.1(e), contributions to the Plan by the Participant automatically shall resume in the same form and at the same rate as in effect immediately prior to such suspension.

(f) Conditions Applicable to All Withdrawals. A Participant’s request for a withdrawal pursuant to this Section 9.1 shall be made at such time and in such manner as may be prescribed by the Administrative Committee. The amount available for withdrawal pursuant to this Section 9.1 shall be reduced by the amount of any loan made pursuant to Article 10 that is outstanding at the time of withdrawal, and no withdrawal pursuant to this Section 9.1 shall be permitted to the extent that such withdrawal would cause the aggregate amount of such outstanding loan to exceed the limits described in Section 10.1. The amount available for withdrawal under this Section 9.1 is subject to reduction in the sole discretion of the Administrative Committee to take into account the investment experience of the Trust Fund between the date of the withdrawal election and the date of the withdrawal.

Section 9.2. Distribution of Account upon Termination of Employment. (a) Termination of Employment under Circumstances Entitling Participant to Full Distribution of Account. If a Participant’s employment with all Employers and Affiliates terminates on or after July 1, 2007 under any of the following circumstances, then the Participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the Participant’s entire Account:

(1) on or after the date the Participant attains age 55;

(2) on account of the Participant’s death;

(3) on account of the Participant’s Disability; or

(4) on or after the date the Participant is credited with at least four Years of Service.

For purposes of this Section 9.2(a), a Participant who dies while performing Qualified Military Service with respect to an Employer shall be treated as if the Participant had resumed employment in accordance with his or her reemployment rights under chapter 43 of title 38, United States Code, on the day preceding the Participant’s death and then terminated employment on account of the Participant’s death.

(b) Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant’s Account. If a Participant’s employment with all Employers and Affiliates terminates on or after July 1, 2007 under circumstances other than those set forth in

Section 9.2(a), then the Participant shall be entitled to receive (i) the entire balance of the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Rollover Account, Savings Account and QNEC Account and (ii) a percentage of the balance of the Participant’s Matching Account and Profit Sharing Account, which percentage shall be determined as follows by reference to the Participant’s Years of Service as of the date of the Participant’s termination of employment:

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	25%
At least 2 but less than 3	50%
At least 3 but less than 4	75%
4 or more	100%

Notwithstanding the foregoing, the portion of a Participant’s Account attributable to cash dividends in respect of the Harris Stock Fund payable on or after May 20, 2010 shall be 100% nonforfeitable.

The nonforfeitable percentage of the Account of a Participant whose employment with all Employers and Affiliates terminated prior to July 1, 2007 and who is not reemployed after such date shall be determined by reference to the terms of the Plan as in effect on the date of the Participant’s termination of employment.

In the event of the sale or disposition of a business or the sale of substantially all of the assets of a trade or business, the Account of a Participant affected by such sale may become 100% nonforfeitable, irrespective of the Participant’s Years of Service, if expressly provided in the documents effecting the transaction or otherwise authorized by the Company or the Administrative Committee.

Any portion of a Participant’s Matching Account and Profit Sharing Account which the Participant is not entitled to receive pursuant to this Section 9.2(b) shall be charged to such accounts and forfeited as of the earlier of (i) the date the Participant’s vested Account is distributed and (ii) the date the Participant incurs a Break in Service of five consecutive years. If a Participant who receives a distribution of the Participant’s vested Account is reemployed prior to incurring a Break in Service of five consecutive years, then such forfeiture shall be reinstated as prescribed in Section 11.2(b). Amounts forfeited by a Participant pursuant to this Section shall be used (i) first, to restore the Accounts of recently located Participants previously employed by such Participant’s Employer (or the recently located Beneficiaries of Participants previously employed by such Participant’s Employer) whose Accounts were forfeited as described in Section 9.8, (ii) next, to restore the Accounts of Participants who are reemployed by such Participant’s Employer as described in Section 11.2(b), (iii) next, to fund any matching contributions or profit sharing contributions to be allocated to Participants who are reemployed by such Participant’s Employer after a period of Qualified Military Service as described in Section 11.5 and (iv) finally, to reduce future contributions to the Plan by such Participant’s Employer.

Section 9.3. Time and Form of Distribution upon Termination of Employment. (a) In General. A Participant shall be entitled to a distribution of his or her vested Account upon the Participant’s termination of employment with all Employers and Affiliates.

(b) Time of Distribution. A Participant shall be entitled to a distribution of his or her vested Account as soon as administratively practicable after the date of the Participant’s termination of employment, or, subject to Section 9.4, may defer distribution to a later date; provided, however, that:

(1) subject to Section 9.4, a Participant’s Account shall not be distributed prior to the Participant’s 65th birthday unless the Participant has consented in writing to such distribution;

(2) if a Participant dies before the commencement of distribution of his or her Account, distributions paid or commencing after the Participant’s death shall be completed no later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death, except that (i) if the Participant’s Beneficiary is the Participant’s Spouse, distribution may be deferred until December 31 of the calendar year in which the Participant would have attained age 70 1/2 and (ii) if the Participant’s Beneficiary is a person other than the Participant’s Spouse and distributions commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, such distributions may be made over a period not longer than the life expectancy of such Beneficiary; provided, however, that calendar year 2009 shall be disregarded for purposes of this Section 9.3(b)(2) to the extent permitted by section 401(a)(9)(H) of the Code;

(3) if at the time of a Participant’s death, distribution of his or her Account has commenced, the remaining portion of the Participant’s Account shall be paid at least as rapidly as under the method of distribution being used prior to the Participant’s death, as determined pursuant to Regulation section 1.401(a)(9)-2;

(4) unless a Participant files a written election to defer distribution, distribution shall be made to a Participant by payment in a single lump sum no later than 60 days after the end of the Plan Year which contains the latest of (i) the date of the Participant’s termination of employment, (ii) the tenth anniversary of the date the Participant commenced participation in the Plan and (iii) the Participant’s 65th birthday; provided, however, that if the Participant does not elect a distribution prior to the latest to occur of the events listed above, the Participant shall be deemed to have elected to defer such distribution until a date no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; and

(5) with respect to a Participant who continues in employment after attaining age 70 1/2, distribution of the Participant’s Account shall commence no later than the Participant’s required beginning date. For purposes of this paragraph, the term “required beginning date” shall mean (A) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 and (B) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant terminates employment with all Employers and Affiliates. Distributions made under this paragraph shall be made in accordance with Section 9.3(d).

(c) Form of Distribution. Any distribution to which a Participant (or in the event of the Participant’s death, his or her Beneficiary) becomes entitled upon the Participant’s termination of employment shall be distributed by the Trustee by whichever of the following methods the Participant (or Beneficiary) elects:

(1) an amount not greater than the vested balance of the Participant’s Account, provided, however, that only one such payment may be made in any single month;

(2) substantially equal periodic installment payments, payable not less frequently than annually and not more frequently than monthly, over a period to be elected by the Participant (or Beneficiary); provided, however, that such period shall not exceed the life expectancy of the Participant or, to the extent permitted by Regulation section 1.401(a)(9)-5, the joint and last survivor expectancy of the Participant and the Participant’s Beneficiary; or

(3) a combination of (1) and (2).

A Participant (or Beneficiary) may change his or her election with respect to the form of distribution at any time before or after distribution of benefits commences.

(d) Required Minimum Distributions. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with the minimum distribution requirements of section 401(a)(9) of the Code and the final Regulations promulgated thereunder.

Section 9.4. Payment of Small Account Balances. Notwithstanding any provision of Section 9.3 to the contrary and subject to Section 9.6, if a Participant’s vested Account does not exceed $1,000, then such Account shall be distributed as soon as practicable after the Participant’s termination of employment in the form of a lump sum payment to the Participant or his or her Beneficiary, as the case may be.

Section 9.5. Medium and Order of Withdrawal or Distribution. (a) Medium of Withdrawal or Distribution. All withdrawals and distributions under the Plan shall be made in cash; provided, however, that a Participant or Beneficiary may elect, in accordance with procedures established by the Administrative Committee, to receive the vested portion of his or her Account that is invested in the Harris Stock Fund, if any, in shares of Harris Stock (with fractional shares distributed in cash).

(b) Order of Withdrawal or Distribution. To the extent not otherwise set forth in Section 9.1, any withdrawal pursuant to Section 9.1 and any distribution pursuant to Section 9.3 shall be charged against a Participant’s contribution and investment subaccounts in the order determined by the Administrative Committee; provided, however, that in order to maximize the tax benefits associated with participation in the Plan, any such withdrawal or distribution first shall be charged against the Participant’s After-Tax Account.

Section 9.6. Direct Rollover Option. In the case of a distribution that is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a Participant, a Beneficiary or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to an Eligible Retirement Plan. Notwithstanding the foregoing, (i) any portion of an eligible rollover distribution that consists of after-tax contributions may be transferred only to (X) an individual retirement account or annuity described in section 408(a) or (b) of the Code or (Y) a qualified plan described in section 401(a) or 403(a) of the Code or an annuity contract described in section 403(b) of the Code that agrees to account separately for amounts so transferred; (ii) a Participant’s Designated Roth Account may be transferred only to another designated Roth contributions account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted by the rules of section 402(c)(2) of the Code; and (iii) if the distributee is a nonspouse Beneficiary, the eligible rollover distribution may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code and only if such account or annuity has been established for the purpose of receiving such distribution on behalf of the nonspouse Beneficiary and will be treated as an inherited individual retirement account or annuity pursuant to the provisions of section 402(c)(11) of the Code.

Section 9.7. Designation of Beneficiary. (a) In General. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under this Article upon the death of such Participant or, in the case of a Participant who dies after his or her termination of employment but prior to the distribution of the entire amount to which he or she is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. No such designation of a Beneficiary other than a Participant’s Spouse shall be effective if the Participant was married through the one-year period ending on the date of his or her death unless such designation was consented to in writing (or by such other method permitted by the Internal Revenue Service) at the time of such designation by the person who was the Participant’s Spouse during such period, acknowledging the effect of such consent and witnessed by a notary public or, prior to October 1, 1993, a Plan representative, or it is established to the satisfaction of the Administrative Committee that such consent could not be obtained because the Participant’s Spouse could not be located or because of the existence of other circumstances as the Secretary of the Treasury may prescribe as excusing the requirement of such consent. Subject to the immediately preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change thereof shall be made in the manner prescribed by the Administrative Committee and shall be filed with the Administrative Committee. If (i) no Beneficiary has been named by a deceased Participant, (ii) a Beneficiary designation is not effective pursuant to the second sentence of this section or (iii) all Beneficiaries designated by a Participant have predeceased the Participant, then any undistributed Account of the deceased Participant shall be distributed by the Trustee (a) to the surviving Spouse of such deceased Participant, if any, (b) if there is no surviving Spouse, to the then living descendants, if any, of the deceased Participant, per stirpes, or (c) if there is no surviving Spouse and there are no living descendants, to the executor or administrator of the estate of such deceased Participant. The divorce of a Participant shall be deemed to revoke any prior designation of the Participant’s former Spouse as a Beneficiary if written evidence of such divorce shall be received by the Administrative Committee before distribution of the Participant’s Account has been made in accordance with such designation.

(b) Successor Beneficiaries. A Beneficiary who has been designated in accordance with Section 9.7(a) may name a successor beneficiary or beneficiaries in the manner prescribed by the Administrative Committee. Unless otherwise set forth in the applicable form pursuant to which a Participant designates a Beneficiary or the instructions thereto, if such Beneficiary dies after the Participant and before distribution of the entire amount of the Participant’s benefit under the Plan in which the Beneficiary has an interest, then any remaining amount shall be distributed, as soon as practicable after the death of such Beneficiary, in the form of a lump sum payment to the successor beneficiary or beneficiaries or, if there is no such successor beneficiary, to the executor or administrator of the estate of such deceased Beneficiary.

Section 9.8. Missing Persons. If following the date on which pursuant to Section 9.3(b) or 9.4 a Participant’s Account may be distributed without the Participant’s consent, the Administrative Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to the Participant’s Account, then the Participant’s Account shall be forfeited; provided, however, that to the extent required by law the Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such amount made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section and Section 9.2(b) during the Plan Year that the claim for such forfeited benefit is made, and shall not include any earnings or losses from the date of the forfeiture under this Section. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Eligible Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to such excess. To the extent the forfeitures under this Section exceed any claims for forfeited benefits made pursuant to this Section, such excess shall be utilized (i) first, to restore the Accounts as described in Section 11.2(b) of Participants who are reemployed by the Employer in respect of whose Eligible Employee experienced the forfeiture hereunder, (ii) next, to fund any matching contributions or profit sharing contributions to be allocated to Participants who are reemployed by such Employer after a period of Qualified Military Service as described in Section 11.5 and (iii) finally, to reduce future contributions to the Plan by such Employer.

Section 9.9. Distributions to Minor and Disabled Distributees. Any distribution that is payable to a distributee who is a minor or to a distributee who has been legally determined to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to, or for the benefit of, any such distributee at such time consistent with the provisions of this Plan and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) as otherwise directed by such legal representative. Neither the Administrative Committee nor the Trustee shall be required to oversee the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

Section 9.10. Payment of Group Insurance Premiums. The Administrative Committee may, in its sole discretion, permit a Participant who (i) is eligible to be included in any contributory group insurance program maintained or sponsored by an Employer, (ii) elects to be covered under such contributory group insurance program and (iii) is receiving benefits under the Plan in monthly installments to direct that a specified portion of the installment payments be withheld and paid by the Trustee on the Participant’s behalf to the Employer as the Participant’s contribution under such contributory group insurance program. Such direction by a Participant, if permitted by the Administrative Committee, shall be made at the time and in the manner prescribed by the Administrative Committee. Any such direction may be revoked by a Participant upon at least 15 days’ prior written notice to the Administrative Committee. Any withholding and payment of insurance costs on behalf of a Participant shall be made in accordance with Treasury Regulation section 1.401(a)-13.

Section 9.11. Dividends in Respect of the Harris Stock Fund. Dividends in respect of the Harris Stock Fund, if any, shall be allocated to the Accounts of Participants and Beneficiaries invested in the Harris Stock Fund, based upon their proportionate share of the

Harris Stock Fund as of such date as may be determined by the Administrative Committee on or before each dividend record date. Cash dividends shall be reinvested in the Harris Stock Fund unless the Participant or Beneficiary elects, at the time and in the manner prescribed by the Administrative Committee, to receive a cash distribution in an amount equal to such dividend. Any such cash distribution shall be made at the time determined by the Administrative Committee not later than 90 days after the end of the Plan Year in which the dividend was paid. Dividends in a form other than cash shall be invested in the Harris Stock Fund.

ARTICLE 10

LOANS

Section 10.1. Making of Loans. Subject to the provisions of this Article 10, the Administrative Committee shall establish a loan program whereby any Participant who is an Employee may request, by such method prescribed by the Administrative Committee, to borrow funds from the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Rollover Account and QNEC Account, and which loan program hereby is incorporated into this Plan by reference. The principal balance of such loan, when aggregated with the outstanding balances of all other loans of the Participant from plans maintained by the Employers and Affiliates, shall not exceed the least of:

(a) $50,000, reduced by the excess, if any, of (x) the highest outstanding loan balance of the Participant under all plans maintained by the Employers and Affiliates during the period beginning one year and one day prior to the date on which such loan is made and ending on the day prior to the date on which such loan is made, over (y) the outstanding loan balance from all such plans on the date on which such loan is made;

(b) fifty percent (50%) of the vested portion of the Participant’s Account as of the Valuation Date coinciding with or immediately preceding the date on which the loan is made; and

(c) the aggregate value of the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Rollover Account and QNEC Account as of the Valuation Date coinciding with or immediately preceding the date on which the loan is made.

Section 10.2. Restrictions. An application for a loan shall be made at the time and in the manner prescribed by the Administrative Committee. The action of the Administrative Committee or its delegate in approving or disapproving a request for a loan shall be final. Any loan under the Plan shall be subject to the terms, conditions and restrictions set forth in the loan program established by the Administrative Committee.

Section 10.3. Default. If any loan or portion of a loan made to a Participant under the Plan, together with the accrued interest thereon, is in default, the Trustee, upon direction from the Administrative Committee, shall take appropriate steps to collect the outstanding balance of the loan and to foreclose on the security; provided, however, that the Trustee shall not levy against any portion of the Participant’s Account until such time as a distribution from such Account otherwise could be made under the Plan. Default shall occur (i) if the Participant fails to make any scheduled loan payment by the last day of the calendar quarter following the calendar quarter in which such payment is due (or within such other grace period as permitted under applicable law and by the Administrative Committee) or (ii) upon the occurrence of any other event that is considered a default event under the loan program established by the Administrative Committee. On the date a Participant is entitled to receive a distribution of his or her Account pursuant to Article 9, any defaulted loan or portion thereof, together with the accrued interest thereon, shall be charged to the Participant’s Account after all other adjustments required under the Plan, but before any distribution pursuant to Article 9.

Section 10.4. Applicability. Notwithstanding the foregoing, for purposes of this Article 10, any Participant or Beneficiary who is a “party in interest” as defined in section 3(14) of ERISA may apply for a loan from the Plan, regardless of such Participant’s or Beneficiary’s employment status. As a condition of receiving a loan from the Plan, such a Participant or Beneficiary who is not an Employee shall consent to have such loan repaid in substantially equal installments at the times and in the manner determined by the Administrative Committee, but not less frequently than quarterly.

ARTICLE 11

SPECIAL PARTICIPATION AND DISTRIBUTION RULES

Section 11.1. Change of Employment Status. If an Employee who is not an Eligible Employee becomes an Eligible Employee, then the Employee shall become a Participant as of the date such Employee becomes an Eligible Employee.

Section 11.2. Reemployment of a Terminated Participant. (a) Participation. If a terminated Participant is reemployed as an Eligible Employee, then the terminated Participant again shall become a Participant as of the date of the terminated Participant’s reemployment. If a terminated Participant is receiving installment payments pursuant to Section 9.3(c), such payments shall be suspended upon such terminated Participant’s reemployment unless such Participant has attained age 59 1/2 on or before the date of such reemployment.

(b) Restoration of Forfeitures. If a terminated Participant is reemployed prior to incurring a Break in Service of five consecutive years, and, at or after the Participant’s termination of employment, any portion of the Participant’s Account was forfeited pursuant to Section 9.2(b), then an amount equal to the portion of the Participant’s Account that was forfeited shall be credited to the Participant’s Account as soon as administratively practicable after the Participant is reemployed. Any amount to be restored pursuant to this subsection shall be obtained from the total amounts that have been forfeited pursuant to Sections 9.2(b) and 9.8 during the Plan Year in which such Participant is reemployed from the Accounts of Participants employed by the same Employer as the reemployed Participant. If the aggregate amount to be so restored to the Accounts of Participants who are Employees of a particular Employer exceeds the amount of such forfeitures, such Employer shall make a contribution in an amount equal to such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Article 6 will be exceeded by such contribution.

Section 11.3. Employment by Affiliates. If an individual is employed by an Affiliate that is not an Employer, then any period of such employment shall be taken into account under the Plan solely for the purposes of (i) measuring such individual’s Service and (ii) determining when such individual has terminated his or her employment for purposes of Article 9, to the same extent it would have been had such period of employment been as an Employee.

Section 11.4. Leased Employees. If an individual who performed services as a leased employee (defined as any person (other than an Employee of an Employer) who pursuant to an agreement between an Employer and a leasing organization has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, where such services are performed under the primary direction or control of the Employer) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account under the Plan solely for the purposes of (i) measuring such individual’s Service and (ii)

determining when such individual has terminated his or her employment for purposes of Article 9, to the same extent it would have been had such period of service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

Section 11.5. Reemployment of Veterans. The provisions of this Section shall apply in the case of the reemployment (or deemed reemployment) by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Eligible Employee’s completion of a period of Qualified Military Service. The provisions of this Section are intended to provide such Eligible Employee with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.

(a) Make-Up of Pre-Tax, Designated Roth and After-Tax Contributions. Such Eligible Employee shall be entitled to make contributions under the Plan (“make-up participant contributions”), in addition to any pre-tax, designated Roth and after-tax contributions which the Eligible Employee elects to have made under the Plan pursuant to Sections 4.1 and 5.1. From time to time while employed by an Employer, such Eligible Employee may elect to contribute such make-up participant contributions during the period beginning on the date of such Eligible Employee’s reemployment and ending on the earlier of:

(1) the end of the period equal to the product of three and such Eligible Employee’s period of Qualified Military Service, and

(2) the fifth anniversary of the date of such reemployment.

Such Eligible Employee shall not be permitted to contribute make-up participant contributions to the Plan in excess of the amount which the Eligible Employee could have elected to have made under the Plan in the form of pre-tax, designated Roth and after-tax contributions if the Eligible Employee had continued in active employment with his or her Employer during such period of Qualified Military Service. The manner in which an Eligible Employee may elect to contribute make-up participant contributions pursuant to this subsection (a) shall be prescribed by the Administrative Committee.

(b) Make-Up of Matching Contributions. An Eligible Employee who contributes make-up participant contributions as described in subsection (a) of this Section shall be entitled to an allocation of matching contributions to his or her Account in an amount equal to the amount of matching contributions that would have been allocated to the Account of such Eligible Employee during the period of Qualified Military Service if such make-up participant contributions had been made in the form of pre-tax, designated Roth and after-tax contributions during such period. The amount necessary to make such allocation of matching contributions shall be derived from forfeitures during the Plan Year in which such matching contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

(c) Make-Up of Profit Sharing Contributions. Upon the timely reemployment of an Eligible Employee following the completion of a period of Qualified Military Service, such Eligible Employee shall be entitled to an allocation of profit sharing contributions to his or her Account in an amount equal to the difference between (i) the amount of profit sharing contributions, if any, that would have been allocated to the Account of such Eligible Employee during the period of Qualified Military Service if the Eligible Employee had continued in active employment with his or her Employer during such period and (ii) the amount of profit sharing contributions that was allocated to the Account of such Eligible Employee during the period of

Qualified Military Service pursuant to Section 8.6. Such allocation shall be made by the Eligible Employee’s Employer no later than the later of (i) the date that is 90 days after the date of the Eligible Employee’s reemployment and (ii) the date that profit sharing contributions normally are due for the Plan Year in which the Qualified Military Service was performed (or, if allocation by such latest date is impossible or unreasonable, as soon as practicable thereafter). The amount necessary to make such allocation of profit sharing contributions shall be derived from forfeitures during the Plan Year in which such profit sharing contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

(d) Miscellaneous Rules Regarding Make-Up Contributions. For purposes of determining the amount of contributions to be made under this Section, an Eligible Employee’s “Compensation” during any period of Qualified Military Service shall be determined in accordance with section 414(u) of the Code. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 6.1, 6.3 and 6.4 of the Plan (relating to sections 402(g), 415, and 404 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 6.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make-up contributions made by an Eligible Employee or an Employer pursuant to this Section.

(e) Deemed Reemployment following Death or Disability. In accordance with section 414(u)(9) of the Code, for purposes of crediting of Service under the Plan and accrual of contributions under Article 4, a Participant who dies or suffers a Disability while performing Qualified Military Service with respect to an Employer shall be treated as if the Participant had resumed employment in accordance with his or her reemployment rights under chapter 43 of title 38, United States Code, on the day preceding the Participant’s death or Disability, as applicable, and terminated employment on the actual date of his or her death or Disability (and on account of such death or Disability).

ARTICLE 12

SHAREHOLDER RIGHTS WITH RESPECT TO HARRIS STOCK

Section 12.1. Voting Shares of Harris Stock. The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant (and Beneficiary) whose Account is credited with participating units in the Harris Stock Fund the date and purpose of each meeting of the shareholders of the Company at which Harris Stock is entitled to be voted. The Trustee, or the Company if it has furnished such information to such Participants (and Beneficiaries) with respect to a particular shareholders’ meeting, shall request from each such Participant (or Beneficiary) instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee, which may be the Company’s transfer agent) regarding the voting at such meeting of Harris Stock represented by participating units credited to the Participant’s (or Beneficiary’s) Account. If the Participant (or Beneficiary) furnishes such instructions to the Trustee or its agent within the time specified in the notification, then the Trustee shall vote Harris Stock represented by such participating units in accordance with such instructions. All Harris Stock represented by participating units credited to Accounts as to which the Trustee or its agent do not receive instructions as specified above and all unallocated Harris Stock held in the Harris Stock Fund shall be voted by the Trustee proportionately in the same manner as it votes Harris Stock as to which the Trustee or its agent have received voting instructions as specified above.

Section 12.2. Tender Offers. (a) Rights of Participants. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Harris Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of Harris Stock held by the Trustee in the Harris Stock Fund in accordance with instructions obtained from Participants (or Beneficiaries). Each

Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Harris Stock represented by the participating units in the Harris Stock Fund then allocated to his or her Account. Each Participant (or Beneficiary) who does not provide timely instructions to the Trustee shall be presumed to have directed the Trustee not to tender shares of Harris Stock represented by the participating units then allocated to his or her Account. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he or she can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to subsection (c) of this Section. For purposes of this Section, the shares of Harris Stock held in the Harris Stock Fund shall be treated as allocated to the accounts of Participants in proportion to their respective participating units in the Harris Stock Fund as of the immediately preceding record date for ownership of Harris Stock for stockholders entitled to tender. The Administrative Committee may direct the Trustee to make a special valuation of the Harris Stock Fund in connection with such tender offer. Any securities or other property received by the Trustee as a result of having tendered Harris Stock shall be held, and any cash so received shall be invested in short term investments, pending any further action which the Trustee may be required or directed to take pursuant to the Plan. Notwithstanding anything to the contrary, during the period of any public offer for Harris Stock, the Trustee shall refrain from making purchases of Harris Stock in connection with the Plan and the Trust. In addition to compensation otherwise payable, the Trustee shall be entitled to reasonable compensation and reimbursement for its reasonable out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section.

(b) Duties of the Administrative Committee. Within a reasonable time after the commencement of a tender offer, the Administrative Committee shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:

(1) the offer to purchase as distributed by the offeror to the shareholders of the Company;

(2) a statement of the number of shares of Harris Stock represented by the participating units in the Harris Stock Fund allocated to his or her Account; and

(3) directions as to the means by which instructions with respect to the tender offer can be given.

The Administrative Committee shall establish, and the Company shall pay for, a means by which instructions with respect to a tender offer expeditiously can be delivered to the Trustee. The Administrative Committee at its election may engage an agent to receive such instructions and transmit them to the Trustee. All such individual instructions shall be confidential and shall not be disclosed to any person, including any Employer.

For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the Accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under this Section to tender that number of shares of Harris Stock represented by participating units in the Harris Stock Fund subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any cash proceeds from the sale or exchange of shares of Harris Stock in the Harris Stock Fund shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts, and any securities or other property received as a result of such a sale or exchange shall be held by the Trustee, in each case pending investment instructions from the Participants (and Beneficiaries) or the Investment Committee, as the case may be.

(c) Duties of the Trustee. The Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries).

ARTICLE 13

ADMINISTRATION

Section 13.1. The Administrative Committee. (a) The Compensation Committee shall appoint at least two members to the Administrative Committee. The Administrative Committee shall be the “administrator” of the Plan within the meaning of such term as used in ERISA and shall be responsible for the administration of the Plan. The Compensation Committee shall have the right at any time, with or without cause, to remove any member of the Administrative Committee. In addition, any member of the Administrative Committee at any time may resign by giving at least fifteen (15) days’ advance written notice to the Compensation Committee (or such shorter period of advance written notice acceptable to the Compensation Committee). An Employee who serves on the Administrative Committee shall be deemed to have resigned from such committee upon the termination of the Employee’s employment with the Company and its Affiliates, effective as of the date of the termination of employment. Upon the removal or resignation of any member of the Administrative Committee, or the failure or inability for any reason of any member of the Administrative Committee to act hereunder, the Compensation Committee shall appoint a successor member of the Administrative Committee if such removal, resignation, failure or inability causes the Administrative Committee to have fewer than two members. Any successor member of the Administrative Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.

(b) Any member of the Administrative Committee may, but need not, be an employee, director, officer or shareholder of an Employer and such status shall not disqualify him or her from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by such member under the Plan, provided that no member of the Administrative Committee who is a Participant shall take part in any action of the Administrative Committee or any matter involving solely his or her rights under the Plan.

(c) Promptly after the appointment of the members of the Administrative Committee and promptly after the appointment of any successor member of the Administrative Committee, the Trustee shall be notified in writing as to the names of the persons so appointed as members or successor members.

(d) The Administrative Committee shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in all respects, including, but not limited to, all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time and amount of payment of any distribution under the Plan. Each Employer shall, from time to time, upon request of the Administrative Committee, furnish to the Administrative Committee such data and information as the Administrative Committee shall require in the performance of its duties. All determinations and actions of the Administrative Committee shall be conclusive and binding upon all affected parties, except that the Administrative Committee may revoke or modify a determination or action that it determines to have been in error. Benefits will be paid under the Plan only if the

Administrative Committee decides in its sole discretion that the applicant is entitled to the benefits.

(e) The Administrative Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 9.

(f) The Administrative Committee may act at a meeting by the vote of a majority of a quorum of its members or without a meeting by the unanimous written consent of its members. The Administrative Committee shall keep records of all of its meetings and forward all necessary communications to the Trustee. The Administrative Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

(g) The members of the Administrative Committee shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to the Participants and Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(h) The members of the Administrative Committee shall not receive any compensation or fee for services as members of the Administrative Committee.

Section 13.2. Named Fiduciaries. The Investment Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and its management of the assets of the

Plan. The Administrative Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and the exercise of its administrative duties set forth in the Plan that are fiduciary acts. Each of the Compensation Committee and the Finance Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan. Each fiduciary has only those duties and responsibilities specifically assigned to such fiduciary under the Plan.

Section 13.3. Allocation and Delegation of Responsibilities. Each of the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee may allocate its responsibilities among its members and may designate any person, partnership, corporation or another committee to carry out any of its responsibilities with respect to the Plan (in each case irrespective of whether such responsibilities are fiduciary or settlor in nature).

Section 13.4. Professional and Other Services. The Company may employ counsel (who may be counsel for an Employer) to advise the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee and their agents and may arrange for clerical and other services as the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee and their agents may require in carrying out their duties hereunder.

Section 13.5. Indemnification and Expense Reimbursement. The Employers hereby jointly and severally indemnify the members of the Administrative Committee, the members of the Compensation Committee, the members of the Finance Committee and the members of the Investment Committee from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful or gross misconduct or criminal acts. The Employers shall reimburse the members of each of the Administrative Committee, Compensation Committee, Finance Committee and Investment Committee for any necessary expenditures incurred in the discharge of their duties hereunder.

Section 13.6. Claims Procedure. If any Participant or distributee believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, he or she (or his or her duly authorized representative) may file a claim with the Administrative Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant. The Administrative Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim give written or electronic notice to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. The notice of the decision of the Administrative Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, shall set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of a claim).

The claimant (or his or her duly authorized representative) may request a review of the denial by filing with the Administrative Committee a written request for such review within 60 days after notice of the denial has been received by the claimant. Within the same 60-day period, the claimant may submit to the Administrative Committee written comments, documents, records and other information relating to the claim. Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim. If a request for review is so filed, review of the denial shall be made by the Administrative Committee and the claimant shall be given written or electronic notice of the Administrative Committee’s final decision within, unless special circumstances require an extension of time, 60 days after receipt of such request. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. If the appeal of the claim is wholly or partially denied, the notice of the Administrative Committee’s final decision shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of (i) his or her right to bring a civil action under section 502(a) of ERISA and (ii) the limitations for actions under the Plan as set forth in Section 15.6.

In making determinations regarding claims for benefits, the Administrative Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to the claim submitted by the claimant (the “Claimant’s Submissions”). The Claimant’s Submissions shall be considered by the Administrative Committee without regard to whether the Claimant’s Submissions were submitted or considered by the Administrative Committee in the initial benefit determination. In no event shall a Participant or distributee be entitled to challenge a decision of the Administrative Committee in court or in any administrative proceeding unless and until the claims procedures set forth in this Section 13.6 have been complied with and exhausted.

Section 13.7. Notices to Participants. All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made, delivered or transmitted when provided via such written or other means as may be permitted by applicable Regulations. A Participant, distributee or other person may record any change of his or her address by written notice filed with his or her Employer.

Section 13.8. Notices to Administrative Committee or Employers. Written directions and notices and other written or electronic communications from Participants, distributees or other persons entitled to or claiming benefits under the Plan to the Administrative Committee or the Employers shall be deemed to have been duly given, made, delivered or transmitted when given, made, delivered or transmitted in the manner and to the location prescribed by the Administrative Committee or the Employers for the giving of such directions, notices and other communications.

Section 13.9. Electronic Media. Notwithstanding any provision of the Plan to the contrary, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature or disclosure requirement under the Plan, the Code or ERISA to the extent permitted by the Administrative Committee and permissible under and consistent with applicable law and regulations.

Section 13.10. Records. The Administrative Committee shall keep a record of all of its proceedings with respect to the Plan and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

Section 13.11. Reports of Trustee and Accounting to Participants. The Administrative Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and, at least once each calendar quarter, each Participant and Beneficiary shall be provided a written or electronic benefit statement indicating the balance credited to any Account for such individual. Any Participant or Beneficiary claiming that an error has been made with respect to such balance shall notify the Administrative Committee in writing within ninety (90) days following the delivery of such benefit statement. If no notice of error timely is provided, the benefit statement shall be presumed to be correct.

Section 13.12. Limitations on Investments and Transactions/Conversions. Notwithstanding any provision of the Plan to the contrary:

(a) The Administrative Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change or suspend contributions and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event.

(b) The Administrative Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, Plan transactions dealing with investments, including without limitation, the right to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event.

(c) In the event of a change in investment funds, Plan merger or spinoff or other appropriate event, the Administrative Committee, in its sole and absolute discretion, may decide to map investments from a Participant’s prior investment fund elections to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with Article 8 and any relevant rules and procedures adopted for this purpose) after the suspension period (if any) is lifted.

(d) Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, (1) all applicable legal rules and restrictions, (2) the rules specified by the investment fund providers in the fund prospectus(es) or other governing documents thereof and/or (3) any rules or procedures adopted by the Administrative Committee governing the transfers of assets into or out of such funds. Such rules, procedures and restrictions in certain cases may limit the ability of a Participant to make transfers into or out of a particular investment fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Plan may decline to implement any investment election or instruction where it deems appropriate.

ARTICLE 14

PARTICIPATION BY EMPLOYERS

Section 14.1. Adoption of Plan. With the consent of the Compensation Committee, any entity may become an Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Compensation Committee. The powers and control of the Company, as provided in the Plan and the trust agreement, shall not be diminished by reason of participation of any such adopting entity in the Plan.

Section 14.2. Withdrawal from Participation. An Employer may withdraw from participation in the Plan at any time by filing with the Compensation Committee a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Compensation Committee, the Employers and the Trustee prior to the effective date of withdrawal.

Section 14.3. Company, Administrative Committee, Compensation Committee, Finance Committee and Investment Committee as Agents for Employers. Each entity which becomes an Employer pursuant to Section 14.1 or Section 14.4 by so doing shall be deemed to have appointed the Company, the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee as its agents to exercise on its behalf all of the powers and authorities conferred upon the Company, the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee by the terms of the Plan. The authority of the Company, the Administrative Committee, the Compensation Committee, the Finance Committee or the Investment Committee to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 17.2.

Section 14.4. Continuance by a Successor. In the event that an Employer other than the Company is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity other than an Employer succeeds to all or substantially all of such Employer’s business, such successor entity may, with the consent of the Compensation Committee, be substituted for such Employer under the Plan by adopting the Plan. Contributions by such Employer automatically shall be suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to adopt the Plan, the Compensation Committee fails to consent to such adoption, or an Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan automatically shall be terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Administrative Committee shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Section 17.3.

If such successor entity is substituted for an Employer as described above, then, for all purposes of the Plan, employment of each Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such successor entity.

ARTICLE 15

MISCELLANEOUS

Section 15.1. Expenses. All costs and expenses of administering the Plan and the Trust, including the expenses of the Company, the Administrative Committee, the Compensation Committee, the Finance Committee and the Investment Committee, the fees of counsel and of any agents for the Company or such committees, investment advisory and recordkeeping fees, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be paid under the direction of the Administrative Committee from the Trust Fund to the extent such expenses are not paid by the Employers. The Administrative Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer or the manner in which such expense is to be allocated among Accounts. An Employer may seek reimbursement of any expense paid by such Employer that the Administrative Committee determines is properly payable from the Trust Fund.

Section 15.2. Non-Assignability.

(a) In General. No right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any Spouse, except as provided below.

(b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s Account under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders (as defined in section 414(p) of the Code), such Account or portion thereof shall be paid to the person, at the time and in the manner specified in any such order. The Administrative Committee shall adopt rules and procedures, in accordance with section 414(p) of the Code, relating to its (i) review of any domestic relations order for purposes of determining whether the order is a qualified domestic relations order and (ii) administration of a qualified domestic relations order. A domestic relations order shall not fail to constitute a qualified domestic relations order solely because such order provides for distribution to an alternate payee of the benefit assigned to the alternate payee under the Plan prior to the applicable Participant’s earliest retirement age (as defined in section 414(p) of the Code) under the Plan.

(c) Other Exception. Notwithstanding any provision of the Plan to the contrary, if a Participant is ordered or required to pay an amount to the Plan pursuant to (i) a judgment in a criminal action, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, the Participant’s Account under the Plan may, to the extent permitted by law, be offset by such amount.

Section 15.3. Employment Non-Contractual. The Plan confers no right upon an Employee to continue in employment.

Section 15.4. Merger or Consolidation with Another Plan; Transfer Contributions; Transferred Employees; Divestitures.

(a) The Administrative Committee shall have the right to merge or consolidate all or a portion of the Plan with, or transfer all or part of the assets or liabilities of the Plan to, any other plan; provided, however, that the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation or transfer.

(b) Amounts transferred to the Plan pursuant to Subsection (a) above (“Transfer Contributions”) and participation in the Plan by Employees who become eligible for the Plan in anticipation or at the time of a plan merger, consolidation or transfer or in connection with a business acquisition by an Employer (“Transferred Employees”) shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on Schedule A to the Plan which may contain additional terms and conditions governing the application of the Plan to the Transfer Contributions and Transferred Employees. The terms of Schedule A hereby are incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of Schedule A, Schedule A shall control with respect to the Transfer Contributions and Transferred Employees covered by the Schedule; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control.

(c) The Accounts of Employees who will cease to participate in the Plan as a result of a divestiture or similar corporate transaction (such Accounts, “Divestiture Accounts”,

and such Employees, “Divestiture Participants”) shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on Schedule B to the Plan which may contain additional terms and conditions governing the application of the Plan to the Divestiture Accounts and Divestiture Participants. The terms of Schedule B hereby are incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of Schedule B, Schedule B shall control with respect to the Divestiture Accounts and Divestiture Participants covered by the Schedule; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control.

Section 15.5. Gender and Plurals. Wherever used in the Plan, words in the masculine gender shall include the masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

Section 15.6. Statute of Limitations for Actions under the Plan. Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action relating to a claim under section 502 of ERISA may be commenced later than one (1) year after the claimant receives a final decision from the Administrative Committee in response to the claimant’s request for review of an adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.

Section 15.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of law) to the extent such laws have not been preempted by applicable federal law. Venue for any action arising under the Plan shall be in Brevard County, Florida.

Section 15.8. Severability. If any provision of the Plan is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

Section 15.9. No Guarantee. None of the Company, the Employers, the Administrative Committee, the Compensation Committee, the Finance Committee, the Investment Committee or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any benefit that may be or become due to any person from the Trust Fund. Nothing in the Plan shall be deemed to give any Participant, distributee or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits from the Trust Fund in accordance with the provisions of the Plan and the trust agreement.

Section 15.10. Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the contributions hereunder are not and shall not be regarded as contractual obligations of the Employers.

Section 15.11. Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to: (a) administrative proceedings under the Plan; (b) unsuccessful claims brought by a Participant or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant or any other person against the Plan, the Administrative Committee, the Compensation Committee, the Finance Committee, the Investment Committee, any Plan fiduciary, any Employer or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action

ARTICLE 16

TOP-HEAVY PLAN REQUIREMENTS

Section 16.1. Top-Heavy Plan Determination. If as of the determination date (as hereinafter defined) for any Plan Year the aggregate of (a) the account balances under the Plan and all other defined contribution plans in the aggregation group (as hereinafter defined) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as hereinafter defined) for such Plan Year exceeds 60% of the aggregate of the account balances and the present value of accrued benefits of all participants in such plans as of the determination date, then the Plan shall be a “top-heavy plan” for such Plan Year, and the requirements of Section 16.3 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top-heavy plan for any Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of Section 16.3 shall not be applicable for such subsequent Plan Year.

Section 16.2. Definitions and Special Rules.

(a) Definitions. For purposes of this Article 16, the following definitions shall apply:

(1) Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that coincides with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

(2) Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.

(3) Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.

(4) Compensation. Compensation shall have the meaning set forth in Treasury Regulation section 1.415(c)-2(d)(4). Compensation for this purpose shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).

(b) Special Rules. For the purpose of determining the accrued benefit or account balance of a participant, (i) the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and (ii) any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the one-year period ending on the determination date shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a person’s severance from employment, death or disability, clause (ii) of this Section 16.2(b) shall be applied by substituting “five-year period” for “one-year period.”

Section 16.3. Minimum Contribution for Top-Heavy Years. Notwithstanding any provision of the Plan to the contrary, for any Plan Year for which the Plan is a top-heavy plan, a minimum contribution shall be made on behalf of each Participant (other than a key employee) who is an Employee on the last day of the Plan Year in an amount equal to the lesser of (i) 3% of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which Employer contributions (including pre-tax contributions) are made on behalf of any key employee for such Plan Year. If during any Plan Year for which this Section 16.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section 16.3 shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section 16.3 shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year. Notwithstanding the foregoing, the minimum contribution described in this Section 16.3 for any Plan Year for which the Plan is a top-heavy plan shall not be made under this Plan with respect to any Participant who receives a minimum contribution or minimum benefit for purposes of section 416(c) of the Code under another plan maintained by an Affiliate.

ARTICLE 17

AMENDMENT, ESTABLISHMENT OF

SEPARATE PLAN, PLAN TERMINATION AND CHANGE IN CONTROL

Section 17.1. Amendment. The Compensation Committee may, at any time and from time to time, amend or modify the Plan. Any such amendment or modification shall become effective as of such date determined by the Compensation Committee, including retroactively to the extent permitted by law, and may apply to Participants in the Plan at the time thereof as well as to future Participants.

Section 17.2. Establishment of Separate Plan. If an Employer withdraws from the Plan pursuant to Section 14.2, then the Administrative Committee shall determine the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to segregate such portions in a separate trust. Such separate trust thereafter shall be held and administered as a part of the separate plan of such Employer. The portion of a fund of the Trust Fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be an amount that bears the same ratio to the value of such fund as the total value of the fund accounts of Participants (and Beneficiaries)

of such Employer bears to the total value of the fund accounts of all Participants (and Beneficiaries).

Section 17.3. Termination. The Company at any time may terminate the Plan by resolution of an appropriate committee of the Board. An Employer at any time may terminate its participation in the Plan by resolution of its board of directors. In the event of any such termination, or in the event of the partial termination of the Plan with respect to a group of Participants, the Accounts of Participants with respect to whom the Plan is terminated shall become fully vested and thereafter shall not be subject to forfeiture. In the event that an Employer terminates its participation in the Plan, the Administrative Committee shall determine, in the manner provided in Section 17.2, the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to distribute such portions to such Participants and Beneficiaries ratably in proportion to the balances of their respective Accounts.

A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section.

Section 17.4. Change in Control. (a) Effect. Notwithstanding any provision of the Plan to the contrary, during the period commencing on the date of a Change in Control and ending at the close of business on the last day of the Fiscal Year during which the Change in Control occurs (the “Restriction Period”), the Plan may not be terminated, and the Plan may not be amended to:

(1) revise the definition of Eligible Employee such that fewer Employees are eligible to participate in the Plan, lengthen the service requirement for participation in the Plan, create an age requirement or entry dates for participation in the Plan or otherwise reduce coverage under the Plan;

(2) reduce the amount of pre-tax contributions, designated Roth contributions or after-tax contributions that a Participant is permitted to make under the Plan; or

(3) reduce the amount of matching contributions required to be made under the Plan.

(b) Miscellaneous. Any person who was an Eligible Employee on the day immediately preceding a Change in Control shall be deemed to be an Eligible Employee during the Restriction Period so long as the person is employed by a member of a “controlled group of corporations” which includes, or by a trade or business that is under common control with (as those terms are defined in sections 414(b) and (c) of the Code), the Company, any corporation which is the survivor of any merger or consolidation to which the Company was a party, or any corporation into which the Company has been liquidated.

Section 17.5. Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of Article 6 and Sections 15.2(b) and (c), and any other provision of the Plan to the contrary notwithstanding, no part of the Trust Fund shall be used for or diverted to any purpose not for the exclusive benefit of the Participants and their Beneficiaries either by operation or termination of the Plan, power of amendment or other means.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 24th day of September, 2015.

HARRIS CORPORATION

By:	/s/ Adam Histed

Title:	VP, Human Resources

SCHEDULE A

Special Rules Applying to Transfer Contributions and Transferred Employees

This Schedule A sets forth special rules applying to Transfer Contributions and Transferred Employees (each as defined in Section 15.4 of the Plan). Each of the provisions of the Plan shall be fully applicable to the Transfer Contributions and Transferred Employees, to the extent that such provisions are not inconsistent with this Schedule A. All capitalized terms used in this Schedule A and not otherwise defined herein shall have the meanings assigned to them by the Plan.

1.	Encoda Systems, Inc. Profit Sharing Plan and Trust

(a) In General. Effective March 31, 2005, the Encoda Systems, Inc. Profit Sharing Plan and Trust (the “Encoda Plan”) was merged with and into the Plan. The portion of a Participant’s Account attributable to Transfer Contributions from the Encoda Plan shall be designated herein as the “Encoda Plan Account”.

(b) Vesting. A Participant’s Encoda Plan Account shall be 100% vested and nonforfeitable.

(c) Age 70  1/2 Distributions. A Participant who continues employment after attaining age 70 1/2 will be entitled to elect to commence distribution of his Encoda Plan Account no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 even if such Participant remains employed. Distributions under this paragraph will be made in accordance with Section 9.1(c) (age 59 1/2 withdrawals) or Section 9.3(d) (age 70 1/2 minimum distributions), as elected by the Participant.

2.	Harris Broadcast Communications Division 401(k) Plan

(a) In General. The Company, Leitch Incorporated (“Leitch”), Optimal Solutions, Inc. (“OSI”) and Viewbridge, Inc. (“Viewbridge”) formerly participated in the Harris Broadcast Communications Division 401(k) Plan (the “Broadcast Plan”), which plan was frozen as to new contributions and new participants effective June 30, 2007. Effective as of June 30, 2007, Leitch and OSI were liquidated into the Company. Effective July 1, 2007, Viewbridge became an Employer under the Plan. The Broadcast Plan shall be merged with and into the Plan, effective September 30, 2007.

(b) Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the Broadcast Plan who become eligible to participate in the Plan effective July 1, 2007.

(c) Vesting. Former participants in the Broadcast Plan who were hired by Leitch, OSI or Videotek, Inc. prior to January 1, 2006 shall be 100% vested in their Accounts under the Plan.

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(d) In-Service Withdrawal of Certain Profit Sharing Contributions. A former participant in the Videotek, Inc. 401(k) Plan, which plan was merged into the Broadcast Plan effective June 30, 2006 (the “Videotek Plan”) who has completed at least 10 Years of Service may elect an in-service withdrawal of an amount not to exceed 50% of the portion of his or her Account attributable to employer non-elective discretionary profit sharing contributions made to the Videotek Plan; provided, however, that in no event shall dividends paid on or after May 20, 2010 with respect to an investment of such employer non-elective discretionary profit sharing contributions in the Harris Stock Fund be available for withdrawal. Notwithstanding any provision of the Plan to the contrary, for this purpose, a “Year of Service” is a Plan Year during which the Participant is credited with at least 1,000 Hours of Service.

(e) Service. Service shall be credited for purposes of the Plan with Aastra Digital Video and Aastra Telecom U.S., Inc. (in the latter case, provided that the Participant commenced employment by the Company in connection with the acquisition by the Company of the assets of Aastra Telecom U.S., Inc.).

(f) Qualified Nonelective Contributions. The Broadcast Plan contained certain “qualified nonelective contributions” within the meaning of section 401(m)(4)(C) of the Code.

3.	Harris Technical Services Corporation 401(k) Plan

(a) In General. Harris Technical Services Corporation (“HTSC”) maintained the Harris Technical Services Corporation 401(k) Plan (the “HTSC Plan”) on behalf of its Harris Enterprise Services business unit (business unit 00211) (the “HES Business Unit”). The HTSC Plan was frozen as to new contributions and new participants, effective July 31, 2007, and HTSC adopted the Plan on behalf of its HES Business Unit, effective August 1, 2007. The HTSC Plan was merged with and into the Plan, effective October 31, 2007 .

(b) Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the HTSC Plan who become eligible to participate in the Plan effective August 1, 2007 (or such later date determined by the Administrative Committee).

(c) Match Eligibility. Former participants in the HTSC Plan who become eligible to participate in the Plan effective August 1, 2007 (or such later date determined by the Administrative Committee) shall be eligible to receive a matching contribution pursuant to Section 4.2 of the Plan, irrespective of whether such participants have completed six months of Service.

(d) Service. Service with “Resource Consultants, Inc. USPS MTSC (effective March 1, 2004)” shall be credited for purposes of the Plan.

4.	Multimax, Inc. 401(k) Retirement Savings Plan

(a) In General. Multimax Incorporated (“Multimax”) formerly sponsored the Multimax, Inc. 401(k) Retirement Savings Plan (the “Multimax Plan”), which plan was frozen as to new participants and new contributions effective September 7, 2007. Effective September 8, 2007,

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Multimax became an Employer under this Plan. The Multimax Plan shall be merged with and into this Plan effective December 31, 2007.

(b) Match Eligibility. Participants who were employed by Multimax on September 7, 2007 shall be eligible to receive a matching contribution pursuant to Section 4.2 of the Plan effective as of the first day of the calendar month coinciding with or following 30 days of employment with Multimax or any Affiliate thereof.

(c) Vesting. The Profit Sharing Accounts of Participants who were employed by Multimax on September 7, 2007 shall be 100% vested and nonforfeitable. The vested and nonforfeitable percentage of the Matching Accounts of Participants who were employed by Multimax on September 7, 2007 shall be determined as follows by reference to a Participant’s Years of Service as of the date of the Participant’s termination of employment:

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	33%
At least 2 but less than 3	66%
3 or more	100%

(d) Service. Service with “Legacy Multimax Inc.” shall be credited for purposes of the Plan.

(e) Qualified Nonelective Contributions. The Accounts of certain Participants who formerly participated in the Multimax Plan contain qualified nonelective contributions within the meaning of section 401(m)(4)(C) of the Code attributable to their participation in such plan.

5.	Crucial Security, Inc. 401(k) Plan

Crucial Security, Inc. (“Crucial”) maintains the Crucial Security, Inc. 401(k) Plan (the “Crucial Plan”), which plan was frozen as to new participants and new contributions effective April 15, 2009. Effective April 16, 2009, Crucial became an Employer under this Plan. The Crucial Plan shall be merged with and into this Plan effective August 28, 2009.

6.	Patriot Technologies, LLC 401(k) Plan

(a) In General. Harris Patriot Healthcare Solutions, LLC (“Harris Patriot”) maintains the Patriot Technologies, LLC 401(k) Plan (the “Patriot Plan”), which plan was frozen as to new participants and new contributions effective November 30, 2009. Effective December 1, 2009, Harris Patriot became an Employer under this Plan. The Patriot Plan shall be merged with and into this Plan effective June 16, 2010.

(b) Service. For purposes of the Plan, service with Global Technologies Group, Inc. shall be credited to former participants in the Patriot Plan.

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7.	CapRock Communications, Inc. 401(k) Plan

(a) In General. CapRock Communications, Inc. (“CapRock”) maintains the CapRock Communications, Inc. 401(k) Plan (the “CapRock Plan”), which plan was frozen as to new participants and new contributions effective September 30, 2010. Effective October 1, 2010, CapRock and it subsidiaries (including without limitation, CapRock Government Solutions, Inc.) became Employers under this Plan. The CapRock Plan shall be merged with and into this Plan effective as of December 31, 2010.

(b) Service. For purposes of the Plan, service with McLeod USA and Arrowhead Global Solutions, Inc. shall be credited to former participants in the Caprock Plan.

(c) Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the CapRock Plan who become eligible to participate in the Plan effective October 1, 2010.

(d) Qualified Reservist Distributions. A former participant in the CapRock Plan shall be eligible to receive a qualified reservist distribution (as defined in section 72(t)(2)(G)(iii) of the Code) with respect to the portion of his or her Account attributable to pre-tax contributions and designated Roth contributions.

8.	ADP TotalSource Retirement Savings Plan

(a) In General. Prior to April 4, 2011, Carefx Corporation (“Carefx”) participated in the ADP TotalSource Retirement Savings Plan, a multiple employer defined contribution plan sponsored by ADP TotalSource, Inc. (the “ADP Plan”). Effective as of April 4, 2011, Carefx became an Employer under this Plan. The assets and liabilities of the ADP Plan attributable to the employees and former employees of Carefx shall be transferred to this Plan in a trust-to-trust transfer effective as of September 1, 2011.

(b) Vesting. Notwithstanding any other provision in this Plan, former participants in the ADP Plan whose accounts under such plan were transferred to this Plan in a trust-to-trust transfer effective as of September 1, 2011 (“Former ADP Plan Participants”) shall be 100% vested in their Matching Accounts under this Plan.

(c) Military Leave Withdrawals. In the case of a military leave withdrawal pursuant to Section 9.1(e) of this Plan, a Former ADP Plan Participant shall be permitted to withdraw not only all or any portion of his or her Account attributable to pre-tax contributions and designated Roth contributions, but also all or any portion of his or her Account attributable to matching contributions. Except as otherwise set forth in this item (c), any such withdrawal shall be subject to the terms and conditions of Section 9.1(e).

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SCHEDULE B

Special Rules Applying to Divestiture Accounts and Divestiture Participants

This Schedule B sets forth special rules applying to Divestiture Accounts and Divestiture Participants (each as defined in Section 15.4 of the Plan). Each of the provisions of the Plan shall be fully applicable to the Divestiture Accounts and Divestiture Participants, to the extent that such provisions are not inconsistent with this Schedule B. All capitalized terms used in this Schedule B and not otherwise defined herein shall have the meanings assigned to them by the Plan.

1.	Divestiture of the Broadcast Communications Division

(a) In General. The Company has entered into an Asset Sale Agreement with HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.) dated as of December 5, 2012 pursuant to which the Company will sell its Broadcast Communications Division (such agreement, as it may be amended from time to time, the “BCD Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “BCD Employees.”

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Initial Closing Date” (as such term is defined in the BCD Asset Sale Agreement), the BCD Employees shall be 100% vested in their Accounts under the Plan.

2.	Divestiture of the Healthcare Solutions Business Unit

(a) In General. The Company has entered into an Asset Sale Agreement with Nant Health, LLC dated as of June 16, 2015 pursuant to which the Company will sell its Healthcare Solutions Business Unit (such agreement, as it may be amended from time to time, the “HCS Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “HCS Employees.”

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the HCS Asset Sale Agreement), the HCS Employees shall be 100% vested in their Accounts under the Plan.

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